    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997



                                                      REGISTRATION NO. 333-27197

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                        PROFLIGHT MEDICAL RESPONSE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                  COLORADO                                        4522                             84-1200480
      (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)



                             7211 S. PEORIA STREET,
                           LITTLETON, COLORADO 80112
                                 (800) 949-5387
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                             7211 S. PEORIA STREET,
                           LITTLETON, COLORADO 80112
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)


                            ------------------------


                               KEVIN L. BURKHARDT
                7211 S. PEORIA STREET, LITTLETON, COLORADO 80112
                                 (800) 949-5387
            NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:


                      GERALD A. ADLER, ESQ.                                            LAWRENCE G. NUSBAUM, ESQ.
                       MARY P. O'HARA, ESQ.                                              GUSRAE, KAPLAN & BRUNO
                       BONDY & SCHLOSS LLP                                                  120 WALL STREET
                   6 EAST 43RD ST., 25TH FLOOR                                             NEW YORK, NY 10005
                        NEW YORK, NY 10017                                                 PH: (212) 269-1400
                        PH: (212) 661-3535                                                FAX: (212) 809-5449
                       FAX: (212) 972-1677

                            ------------------------
     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                                                                  PROPOSED         PROPOSED
                                                                  MAXIMUM           MAXIMUM
                                                                  OFFERING         AGGREGATE        AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE         PRICE           OFFERING        REGISTRATION
            TO BE REGISTERED                   REGISTERED       PER SHARE(2)      PRICE(1)(2)         FEE(3)
Common Stock............................   1,380,000 Shares        $ 4.00         $ 5,520,000       $   576.00(3)
Redeemable Common Stock Purchase
  Warrants..............................   1,380,000 Warrants      $  .10         $   138,000       $    14.40(3)
Common Stock(4).........................   1,380,000 Shares        $ 6.00         $ 8,280,000       $ 2,484.00
Underwriter's Option(5).................   240,000 Shares          --             $        10           --
Common Stock(6).........................   120,000 Shares          $ 4.80         $   576,000       $   172.80
Underwriter's Common Stock Purchase
  Warrants(7)...........................   120,000 Warrants        $  .12         $    14,400       $     4.32
Common Stock(8).........................   120,000 Shares          $ 6.00         $   720,000       $   216.00
Total...........................................................................................    $ 3,467.52

                                                        (footnotes on next page)
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

(footnotes from previous page)


(1) Includes 180,000 shares of Common Stock and Common Stock Purchase Warrants that the Underwriter has the option to purchase from the Company to cover over-allotments, if any. See 'Underwriting.'





(2) Estimated solely for the purpose of calculating the registration fee.





(3) Calculated pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price. The amount of the fee for the 1,380,000 shares of Common Stock and the 1,380,000 Common Stock Purchase Warrants offered hereby has been adjusted to reflect the prior payment of the fee with respect to 900,000 shares and 900,000 Common Stock Purchase Warrants listed in the Company's initial registration statement filing.





(4) Represents Common Stock reserved for issuance upon exercise of the Redeemable Common Stock Purchase Warrants.





(5) Represents Underwriter's Option to purchase 120,000 shares of Common Stock and 120,000 Common Stock Purchase Warrants.



(6) Represents Common Stock underlying Underwriter's Option.



(7) Represents Common Stock Purchase Warrants underlying Underwriter's Option.



(8) Represents Common Stock underlying Common Stock Purchase Warrants underlying Underwriter's Option.

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1997


PROSPECTUS

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      1,200,000 SHARES OF COMMON STOCK AND
              1,200,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS



     Proflight Medical Response, Inc., a Colorado corporation (the 'Company') hereby offers (the 'Offering') 1,200,000 shares of common stock, $.001 par value (the 'Common Stock') of the Company and 1,200,000 Redeemable Common Stock Purchase Warrants (the 'Warrants'). The initial public offering prices of the Common Stock and Warrants are $4.00 and $.10, respectively. The Offering is being offered through First Liberty Investment Group, Inc. (the 'Underwriter'). See 'Underwriting.' The Common Stock and the Warrants offered hereby (sometimes hereinafter collectively referred to as the 'Securities') will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Warrants together or in any particular ratio. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $6.00 (the 'Exercise Price'), subject to adjustment, for three years commencing the date of this Prospectus (the 'Closing Date').



     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date (provided that with the prior written consent of the Underwriter the Warrants may be redeemed commencing twelve (12) months from the Closing Date) and prior to the expiration, provided that (i) prior written notice of not less than thirty (30) days is given to the Warrantholders, and (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. Notwithstanding the foregoing, Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption.


     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. There can be no assurance that a public market will develop or be sustained for the Common Stock or the Warrants after the completion of the Offering. The Offering prices of the Common Stock and the Warrants, exercise price and other terms of the Warrants were established by negotiations between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. The Company has applied for listing of the Common Stock and the Warrants on the Nasdaq SmallCap Market'sm' under the trading symbols 'PFLT' and 'PFLTW.' See 'Risk Factors' and 'Underwriting.'





                            ------------------------

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT. SEE 'RISK FACTORS' BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                                   INVESTORS.



                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.


                                                                                                 UNDERWRITING
                                                                                   PRICE TO     DISCOUNTS AND      PROCEEDS TO
                                                                                   PUBLIC(1)    COMMISSIONS(1)    COMPANY(2)(3)
-------------------------------------------------------------------------------------------------------------------------------
Per Share......................................................................      $4.00          $0.40             $3.60
Per Warrant....................................................................      $.10            $.01             $.09
Total(3).......................................................................   $4,920,000       $492,000        $4,428,000


                                                   (see notes on following page)


                      FIRST LIBERTY INVESTMENT GROUP, INC.


                            ------------------------

                                             , 1997



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(1) Does not include (i) an option issued to the Underwriter (the 'Underwriter's Option') to purchase 120,000 shares of Common Stock at $4.80 per share and 120,000 Warrants at a price of $.12 per warrant, (ii) a non-accountable expense allowance payable to the Underwriter equal to 3% of the gross proceeds of the Offering, (iii) a consulting agreement providing for fees totalling $120,000 payable in full to the Underwriter on the Closing Date and (iv) a 5% sales commission on Warrants exercised through the Underwriter. The Underwriter's Option is exercisable for a period of four years commencing one year after the date of this Prospectus. The Company has agreed to indemnify the Underwriter against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'





(2) After deducting underwriting discounts and commissions, but before deducting estimated Offering expenses of $422,000 in the aggregate, which includes the Underwriter's non-accountable expense allowance all of which are payable by the Company. See 'Underwriting.'



(3) The Securities are being sold on a 'firm commitment' basis. The Company has granted the Underwriter an option, exercisable during the 45-calendar-day period after the Closing Date, to purchase, at the initial public offering price less underwriting discounts, up to an additional 180,000 shares of Common Stock and 180,000 Common Stock Purchase Warrants, on the same terms as the Securities offered hereby, solely to cover over-allotments, if any (the 'Over-Allotment Option'). If the Over-Allotment Option is exercised in full, the total price to the public will be $5,658,000, the total Underwriting Discount and Commissions will be $735,540, and the total Proceeds to the Company will be $4,922,460, before deducting estimated offering expenses payable by the Company. See Note (2) above and 'Underwriting.'

                            ------------------------
     The Securities are being offered by the Underwriter named herein, as agent for the Company, subject to prior sale, when, as and if accepted by them and subject to certain legal matters to be approved by counsel and to certain other conditions. The Company and the Underwriter reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


     The Company intends to furnish its stockholders with annual reports containing audited financial statements of the Company, after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.



     A SIGNIFICANT NUMBER OF SECURITIES MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE OR PURCHASE OF THE SECURITIES THROUGH OR WITH THE UNDERWRITER. ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN SECURITIES OF THE COMPANY, AND, IF IT PARTICIPATES IN SUCH MARKET ACTIVITIES, MAY BE A DOMINATING INFLUENCE IN THE TRADING OF THE SECURITIES. THE PRICES AND THE LIQUIDITY OF THE SECURITIES MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE UNDERWRITER IN SUCH MARKET, SHOULD A MARKET ARISE.



     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. All share and per share amounts reflect a fifty-for-one and a 3.85356-for-one stock split of the Company's issued and outstanding Common Stock effective July 1996 and January 1996, respectively. In December 1996, the Company contracted to acquire all of the outstanding shares of capital stock of (i) Air Response, Inc., a New York corporation ('Air Response') in a stock-for-stock exchange and (ii) Air Response South, Inc., a Florida corporation ('Air Response South'), for cash. Each of these corporations provide fixed wing air ambulance services. These agreements were amended in April and May 1997. Pursuant to the terms of these agreements, the acquisitions will close simultaneously with the closing of this initial public offering. Unless the context otherwise requires, the term 'the Company' includes Air Response and Air Response South. Except where otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriter's Over-Allotment Option or Underwriter's Option. Each prospective investor is urged to read this Prospectus in its entirety.


                                  THE COMPANY


     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from its main facility located in Colorado, and bases in New York and Tennessee. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1996, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $11.3 million.



     As of the date hereof, the Company has an air ambulance fleet of 9 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and such flights are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, health maintenance organizations ('HMOs') and air ambulance brokers.



     The Company believes that the need for non-emergency ambulance transport services will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes, although no assurance can be given, that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and HMOs will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air Response and Air Response South (the 'Acquisitions') and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care. The Company's beliefs in this paragraph are based upon management's experience and an independent research report by Wintergreen Research, Inc., copyright 1995, entitled 'Fixed Wing Air Medical Transport Market, 1991 - 2000.' No assurance can be given that such beliefs will be realized or are predictive of future developments. No assurance can be given that the facts, predictions or the independent research report upon which such beliefs are premised are accurate.

     The Company's business strategy over the next 24 months is to attempt to become a leading national provider of fixed wing air ambulance services by:



      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South into the Company and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.



      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.


      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.


     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including experience as captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in 1990 from St. Louis University Law School. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon closing of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years experience in the air ambulance industry, including experience as flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufactures adhesives and held various senior management positions for two aircraft sales corporations.



     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was further amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 506,250 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has a put option to sell to the Company such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering not to exceed $1,000,000. Under the terms of the put option, the Company is obligated to purchase such shares once the put option is exercised. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance due two years from such date.



     The Company was incorporated in May 1992. The Company's executive offices are located at 7211 S. Peoria St., Englewood, CO 80112 and its telephone number is (800) 949-5387.

                                  THE OFFERING


Common Stock Offered.........................  1,200,000 shares(1)
Redeemable Common Stock Purchase Warrants
  Offered....................................  1,200,000 Warrants(1)
Common Stock Outstanding Before the
  Offering...................................  2,665,607 shares(1)(2)
Common Stock Outstanding After the
  Offering...................................  3,865,607 shares(1)(2)
Warrants Outstanding Before Offering.........  -0-
Warrants Outstanding After Offering..........  1,200,000 Warrants(1)(3)
     Exercise Terms..........................  Each Warrant entitles the holder to purchase one share of Common
                                               Stock for $6.00, during the three (3) year period commencing on the date hereof, subject to adjustment in certain circumstances.
                                               See 'Description of Securities -- Warrants.'
     Expiration Date.........................              , 2000 (three years after the Closing Date).
     Redemption..............................  Redeemable by the Company, in whole or in part, at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date
                                               (provided that with the prior written consent of the Underwriter, the
                                               Warrants may be redeemed commencing twelve (12) months from the Closing
                                               Date) upon not less than thirty (30) days prior written notice to the holders of such Warrants, provided that the closing bid price
                                               (as defined in the Warrant Agreement) of the Company's Common Stock
                                               for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded
                                               $8.50 per share.
Use of Proceeds..............................  The net proceeds from the Offering will be used to pay the first payment in connection with the acquisition of Air Response South, to repay indebtedness incurred in connection with its bridge financing and certain short term notes, to fund costs relating to its expansion strategy and for general corporate purposes, including working capital. See 'Use of Proceeds.'
Risk Factors.................................  An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution to the public investors. See 'Risk Factors' and 'Dilution.'
Proposed Trading Symbols(4):
  Nasdaq SmallCap Market'sm'
     Common Stock............................  PFLT
     Warrants................................  PFLTW


------------


(1) Does not include 180,000 shares of Common Stock or 180,000 Common Stock Purchase Warrants that may be sold by the Company pursuant to the Underwriter's Over-Allotment Option.



(2) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan; (ii) 506,250 shares of Common Stock which will be issued to Louis R. Capece, Jr., in connection with the acquisition of Air Response, two years from the closing of the Offering,
    (iii) 1,200,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options; and (v) 120,000 shares of Common Stock and 120,000 Common Stock Purchase Warrants issuable upon


                                              (footnotes continued on next page)

(footnotes continued from previous page)

    exercise of the Underwriter's Option, including 120,000 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants which are included in and issuable upon exercise of the Underwriter's Option; (vi) 180,000 shares of Common Stock and 180,000 Common Stock Purchase Warrants issuable upon exercise of the Underwriter's Over-Allotment Option; (vii) up to 1,018,786 shares of Common Stock issuable to certain employees of the Company if the Company achieves a minimum of $1,000,000 in pretax profits before depreciation and amortization, in either of the first two years from the date of this Prospectus; and (viii) 10,000 shares of Common Stock to be issued to an Officer at the closing of the Offering. See
    'Management -- Stock Option Plan,' 'Certain Transactions,' 'Description of Securities' and 'Underwriting.'



(3) Does not include Underwriter's Options or the 120,000 Warrants issuable upon exercise thereof.



(4) The Company has applied to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market'sm' and believes it will meet the initial listing requirements upon consummation of the Offering. However, no assurance can be given that the Company will be approved for listing. There is also no assurance that, if listed, it will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market'sm' following the Offering. See 'Risk Factors -- Listing and Continued Quotation on the Nasdaq SmallCap Market.'sm'

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1996 and 1995 and for nine months ended September 30, 1997 and 1996 and (ii) Air Response and Air Response South for the years ended December 31, 1996 and 1995 and for the nine months ended September 30, 1997 and 1996. The historical financial data for the years ended December 31, 1996 and 1995 are derived from the audited financial statements of Proflight, Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the years ended December 31, 1996 and 1995 have been audited by Staff Maikels & Ciampino, P.C., independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The financial data for Proflight, Air Response and Air Response South for the nine months ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management of the respective companies, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the closing of this Offering) had occurred as of September 30, 1997 for balance sheet results and as of January 1, 1996 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of September 30, 1997 and the pro forma statement of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 are unaudited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.



                       SUMMARY HISTORICAL FINANCIAL DATA



                                               THE COMPANY                             AIR RESPONSE AND AIR RESPONSE SOUTH
                            -------------------------------------------------   -------------------------------------------------
                               NINE MONTHS ENDED        TWELVE MONTHS ENDED        NINE MONTHS ENDED        TWELVE MONTHS ENDED
                                 SEPTEMBER 30,             DECEMBER 31,              SEPTEMBER 30,             DECEMBER 31,
                            -----------------------   -----------------------   -----------------------   -----------------------
                               1997         1996         1996         1995         1997         1996         1996         1995
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                  (UNAUDITED)                                         (UNAUDITED)

OPERATING DATA
Historical:
    Net sales.............  $3,749,190   $2,942,888   $3,906,211   $2,885,535   $6,537,380   $5,908,145   $7,658,243   $5,875,929
    Flying operations and
      maintenance.........   2,948,083    2,097,970    3,001,507    1,960,671    4,331,274    3,844,043    4,875,505    3,850,363
    Promotion and sales...      85,305       96,838      255,616       31,909      372,560      435,207      447,061      663,686
    General,
      administrative
      expense.............     946,683      478,901      650,036      353,969    1,491,410    1,043,196    1,538,761    1,099,404
    Depreciation and
      amortization........     222,748      329,720      377,930      276,538      297,650      277,339      396,139      339,230
    Profit (loss) from
      operation...........    (453,629)     (60,541)    (378,878)     262,448       44,486      308,360      400,777      (76,754)
    Interest expense......     227,126      180,812      287,188      150,254      108,197       69,355      136,148      117,719
    Other income
      (expense)...........     536,642       --               34        4,915       (8,704)    (240,302)    (349,590)    (215,510)
    Income tax
      (benefit)...........      --           --           --           --            5,874      (49,309)     (38,747)     (98,065)
    Net profit (loss).....    (144,113)    (241,353)    (666,032)     117,109      (78,289)      48,012      (46,214)    (311,918)

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA



                                                                        NINE MONTHS ENDED     TWELVE MONTHS ENDED
                                                                       SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                                       -------------------    -------------------

Pro Forma Operating Data:
     Net sales......................................................       $ 9,428,760            $11,314,454
     Flying operations..............................................         6,421,547              7,627,012
     Promotion and sales............................................           457,865                702,677
     General and administrative expense.............................         2,438,093              2,188,797
     Depreciation and amortization..................................           716,148              1,035,069
     Total operating expense........................................        10,033,653             11,553,555
     Operating loss.................................................          (604,893)              (239,101)
     Other income (expense).........................................           139,116               (844,223)
     Income tax (expense) benefit...................................           (50,874)                38,747
     Net loss.......................................................          (471,651)            (1,044,577)

Per share data:
     Net loss.......................................................       $     (0.15)(4)        $     (0.33)(4)






                                                                                SEPTEMBER 30, 1997
                                                                   ---------------------------------------------
                                                                    ACTUAL(1)     PRO FORMA(2)     ADJUSTED(3)
                                                                   -----------    ------------    --------------
Balance Sheet Data:
     Working capital (deficit)..................................   $  (954,133)   $(3,072,943)     $    933,057
     Total assets...............................................     3,715,316      9,569,366        12,972,366
     Long term obligations......................................     2,385,080      4,476,872         4,476,872
     Retained earnings (deficit)................................      (255,118)      (255,118)         (255,118)
     Stockholders' equity (deficit).............................      (221,741)     1,803,259         5,809,259


------------


(1) Represents Proflight Medical Response.



(2) Includes Air Response and Air Response South.



(3) The adjusted pro forma data includes adjustments that reflect the effects of the Acquisitions, including the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants offered hereby and the application of the net proceeds.



(4) Based on 3,171,857 shares which do not include (i) 1,200,000 shares of Common Stock offered hereby, or (ii) 10,000 shares of Common Stock being offered to an officer as a bonus at the closing of the Offering.

                                  RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements (and notes thereto).


     HISTORY OF LOSSES; ACCUMULATED DEFICIT; NO HISTORY OF COMBINED OPERATIONS. Proflight reported a net loss for the year ended December 31, 1996 of $666,032 and net income for the year ended December 31, 1995 of $117,109. Air Response and Air Response South, on a combined basis, reported a net loss of $46,214 and $311,918 for the years ended December 31, 1996 and 1995, respectively. On a pro forma basis, after giving effect to the Acquisitions, the Company would have had a net loss for the year ended December 31, 1996 of $1,044,577. As of December 31, 1996, Proflight had an accumulated deficit in stockholders' equity of $543,878. Proflight reported a net loss for the period ended September 30, 1997 of $144,113. Air Response and Air Response South reported a net loss, on a combined basis, of $78,289. On a pro forma basis, after giving effect to the Acquisition, the Company would have had a net loss for the period ended September 30, 1997 of $471,651. As of September 30, 1997, Proflight has accumulated deficit in stockholders' equity of $221,741. For the remaining current fiscal year, the Company may incur additional losses which may be substantial as a result of, among other things, its expansion strategy. There can be no assurance that the Company's operations will be profitable in the future or if achieved, that such profitability will be sustained. The Company will consummate the Acquisitions on closing of the Offering, and to date, each of the companies has been operating as a separate, independent entity. The Company's profitability will depend upon, among other factors, the ability of its management to integrate these entities into a single cohesive business entity with a single business philosophy. There can be no assurance that the Company's management will be successful in managing the combined operations or in implementing the Company's business strategy. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'


     MODIFICATION OF AUDITOR'S OPINION; GOING CONCERN. Proflight's independent accountants have included an explanatory paragraph in their report on Proflight's financial statements at December 31, 1996 and 1995, which states that Proflight has accumulated a deficit in stockholders' equity of $543,878 through December 31, 1996 and total current liabilities exceed total current assets by approximately $1,080,311 as of December 31, 1996, all of which raise substantial doubt about Proflight's ability to continue as a going concern. See 'Financial Statements and Report of Independent Certified Public Accountants' included elsewhere in this Prospectus.


     EXPANSION STRATEGY. The Company's success will depend, in large measure, upon management's ability to successfully implement its business strategy to expand the Company's operations and enhance its national and international presence by improving the efficiency of its existing operations including integrating the operations of Air Response and Air Response South, implementing strategic acquisitions of other air ambulance service providers and increasing its market share by contracting with insurers and HMOs. The Company currently has no agreements or understandings, nor is it engaged in any negotiations with respect to any acquisitions other than those contemplated herein with Air Response and Air Response South. The Company has a contract with Aetna Health Management, Inc. ('Aetna') to provide air transport services. The Company's contract with Aetna does not guarantee any specific amount of revenues. For the year ended December 31, 1996, Aetna represented 5.57% of the Company's revenues. However, the Company does not have any other agreements with insurers or HMOs. There can be no assurance that suitable growth opportunities or acquisitions or strategic alliances can be identified, consummated or successfully implemented or that the Company's expansion strategy will result in profitability.



     RISKS ASSOCIATED WITH ACQUISITIONS. The Company is not currently considering the acquisition of any business, other than those of Air Response, Inc. and Air Response South, Inc. discussed elsewhere in this Prospectus, or entering into a joint venture with any other business, individual or other entity. From time to time in the future, the Company may enter into negotiations with respect to potential acquisitions or joint ventures, some of which may result in preliminary agreements. In the course of such negotiations and/or due diligence, these negotiations and/or preliminary agreements may be abandoned or terminated, and the Company may incur significant transaction expenses (such as legal and accounting fees) despite the abandonment or termination of such negotiation or agreement.

     NEED FOR ADDITIONAL FINANCING. The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for at least the next 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available, or, if available, that such financing will be on terms favorable to the Company. Failure to obtain such additional financing could have a material adverse effect on the Company. The Company anticipates issuing additional securities to fund its expansion, either to raise capital to fund internal growth or as principal consideration for acquisitions. There can be no assurance that the Company will be able to successfully finance its expansion or that the Company's securities will be acceptable consideration to acquisition candidates. The failure of the Company to successfully implement its expansion strategy may negatively impact the Company's competitive position and its future results of operations. See 'Use of Proceeds,' 'Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources' and the Company's financial statements and notes thereto.


     PROCEEDS FOR ACQUISITION PAYMENT AND DEBT REPAYMENT; BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 37% of the net proceeds of this Offering will be used to pay the first payment in connection with the acquisition of Air Response South and to repay certain short term notes and to repay the bridge lenders. In addition, approximately $1,003,000 (23%) of the net proceeds of this Offering will be used for general corporate purposes, including working capital. Accordingly, management will have broad discretion over the use of proceeds. See 'Use of Proceeds.'



     GOVERNMENTAL REGULATION. The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and to govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company. Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures. Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes, based upon management's experience, that it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Governmental Regulation.'



     POSSIBLE ADVERSE CHANGES IN REIMBURSEMENT RATES OR COVERAGE; MEDICARE, MEDICAID AND HEALTH CARE REFORM. A substantial portion (18% for the year ended December 31, 1996) of the Company's revenue is attributable to payments received from third-party payors, including Medicare, Medicaid, HMOs, state-run insurance pools and private insurers. The revenue, cash flow and profitability of the Company, like those of other companies in the health care industry, will be affected by the continuing efforts of third-party payors to control expenditures for health care. In addition, reimbursement can be influenced by the financial instability of private third-party payors and by budget pressures and cost shifting by governmental payors. With regard to Medicare and Medicaid reimbursement, Congress has consistently attempted to curb federal spending on these programs. The Company cannot predict whether any health care or Medicare or Medicaid reform measures will be enacted, and if they are enacted, what effect they may have on the Company's business. No assurances can be given that future funding and reimbursement levels will be favorable to the Company. A reduction in coverage or reimbursement rates by third-party payors, whether in the private or government sector, could have a material adverse effect on the Company's business, financial condition or results of operations.



     LIABILITY INSURANCE. The Company's air ambulance operations involve the risks of potential liability incurred by the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per aircraft and $7,000 per piston aircraft. In addition, the Company carries medical liability insurance in the amount of $1,000,000 per claim and $3,000,000 in the aggregate per incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate to cover the risks of potential liability against the Company, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance policies in the future or that the Company will be able to continue to obtain insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.


     COMPETITION. The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes, based upon management's experience and the Wintergreen Research Report, that each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning such services to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company's major competitors include Global Air Ambulance, (Clearwater, Florida), Advanced Air Ambulance, (Miami, Florida), Critical Air Care, (Atlanta, Georgia) and Aeronational Air Ambulance, (Pittsburgh, Pennsylvania). The Company believes, based upon management's experience, that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company anticipates that its one-way pricing structure will allow the Company to be competitive in the industry. In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities that do not currently provide air ambulance services may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Competition.'



     BENEFITS TO PRINCIPAL SHAREHOLDERS: POTENTIAL CONFLICT OF INTEREST. The Company has entered into employment contracts with certain employees, pursuant to which four of such contracts obligate the Company to issue in the aggregate 1,015,000 shares of Common Stock to four individuals if the Company achieves pre-tax profits, before depreciation and amortization, of at least $1 million in either of the first two years from the date of this Prospectus. If the Company achieves, based upon the year-end audited financial statements of the Company, this earnings benchmark, the Company would be obligated to issue such shares and as a consequence, would be required to recognize a charge against its earnings at the fair market value on the date such shares are earned of the Company's common stock. Based on the offering price the charge would be approximately $4,060,000. A charge against earnings in such amount could materially and adversely affect the Company's ability to continue the maintenance criteria for eligibility for quotation on the NASDAQ SmallCap Market. See 'Management -- Employment Agreements.' Each of the four individuals is a director of the Company, and such four constitute a majority of the Company's Board of Directors as presently constituted. Three of the four individuals are existing shareholders of the Company. Finally, all existing shareholders of the Company will benefit from the increase in tangible book value per share of Common Stock resulting from this Offering. See 'Dilution.'


     DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the experience, abilities and continued service of Kevin L. Burkhardt, the Company's Chief Executive Officer and President. The Company has entered into an employment agreement with Mr. Burkhardt and the loss of his services or any other key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company intends to obtain $1,000,000 of key man life insurance on the life of Kevin L. Burkhardt. In addition, the Company's future success depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces competition for such personnel from other companies and organizations, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to attract and retain the necessary personnel on acceptable terms or at all. See 'Management.'


     ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; VOLATILITY. Prior to the Offering, there has been no public trading market for the Company's Common Stock or Warrants (collectively, the 'Securities') and there can be no assurance that an active trading market for either the Common Stock or the Warrants will develop following the Offering or, if developed, will be sustained. The initial public offering prices of the Common Stock and Warrants were determined by negotiations between the Company and the Underwriter and may not necessarily bear any relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. There can be no assurance that the Common Stock and Warrants will trade in the public market at or above the initial public offering price following the closing of the Offering. The trading price of the Common Stock and Warrants could be subject to significant fluctuations in response to variations in quarterly operating results and other factors and such fluctuations could cause the market price of the Common Stock and Warrants to fluctuate substantially. In addition, the stock markets of the United States have from time to time, experienced significant price and volume fluctuations that are unrelated or disproportionate to the operating performance of individual companies. Such fluctuations may adversely affect the price of the Common Stock and Warrants. See 'Underwriting.'



     LACK OF UNDERWRITING HISTORY. The Underwriter was incorporated on August 11, 1958 and first registered as a broker-dealer on October 3, 1958. Prior to this Offering, although the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in any public offerings. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering. There can be no assurance that such lack of experience will not have a material adverse effect upon the Offering. See 'Underwriting.'



     LISTING AND CONTINUED QUOTATION ON THE NASDAQ SMALLCAP MARKET'sm'. The Company has applied to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market'sm' and believes it will meet the initial listing requirements upon consummation of the Offering, although no assurance can be given that the Company will be approved for listing. There also can be no assurance that, if listed, it will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market'sm' following the Offering. Failure to meet the maintenance criteria in the future may result in the Common Stock and Warrants not being eligible for quotation on the Nasdaq SmallCap Market'sm' or otherwise. In such event, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock or Warrants. See 'Description of Securities.'



     NASDAQ SMALLCAP MAINTENANCE REQUIREMENTS; PENNY STOCK REGULATION. The trading of the Company's Securities on the NASDAQ SmallCap Market'sm' is conditioned upon the Company meeting certain asset, capital surplus and stock price tests. To maintain eligibility on the NASDAQ SmallCap Market, the Company is required to maintain total net tangible assets in excess of $2,000,000, capital and surplus in excess of $1,000,000 and a bid price of $1.00 per share. If the Company fails any of these tests, the Securities may be delisted from trading on the NASDAQ SmallCap Market. In the absence of the Common Stock being quoted on the NASDAQ SmallCap Market, or the Company's having $2,000,000 in stockholders' equity, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act'), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.



     The Commission has adopted regulations that generally define a 'penny stock' to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.



     If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.



     POTENTIAL SIGNIFICANT FUTURE CHARGE AGAINST EARNINGS. The Company has entered into employment contracts with three of its employees and an arrangement with one of its directors, whereby such persons will receive in the aggregate 1,018,786 shares of Common Stock if the Company achieves net earnings, before depreciation, amortization and income taxes, of at least $1 million in either of the first two years after the date of this Prospectus. See 'Management -- Employment Agreements.' If the Company achieves, based upon the year-end audited financial statements of the Company, this earnings benchmark, the Company would be obligated to issue such shares and as a consequence, would be required to recognize a charge against its earnings at the fair market value, on the date such shares are earned, of the Company's common stock. Based on the offering price the charge would be approximately $4,060,000. A charge against earnings in such amount could materially and adversely affect the Company's ability to continue satisfying the maintenance criteria for eligibility for quotation on the NASDAQ SmallCap Market'sm'. In addition, this transaction also could adversely affect the price of the stock.



     POTENTIAL SIGNIFICANT FUTURE DILUTION. The Company has entered into employment contracts with three employees and an arrangement with one of its directors, whereby such persons will receive in the aggregate 1,018,786 shares of Common Stock if the Company achieves net income, before depreciation and amortization, of at least $1 million in either of the first two years after the date of this Prospectus. See 'Management -- Employment Agreements.' If the Company achieves this income benchmark, the Company would be obligated to issue such shares and as a consequence, investors in the Offering would experience immediate and substantial dilution. At September 30, 1997, the net tangible book value of the Company was approximately $(1,530,345) or $(.57) per share. Giving effect to the issuance of an additional 1,018,786 shares at that date, the net tangible book value would have been $(.42) per share. The adjusted pro forma net tangible book value at September 30, 1997 was $2,726,391 or $0.62 per share. Giving effect to the issuance of an additional 1,018,786 shares at that date, the adjusted pro forma net tangible book value would have been $0.50 per share. Thus giving effect to the issuance of 1,018,786 shares increases dilution to new investors from $3.38 to $3.50. See 'Dilution'.


     POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK. The Company's Amended and Restated Articles of Incorporation, as of March 28, 1997, authorizes the issuance of 500,000 shares of Preferred Stock, par value $1.00, with designations, rights and preferences as determined from time to time by the Board of Directors ('Preferred Stock'). As a result of the foregoing, the Board of Directors can issue, without further stockholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company. In addition, the issuance of Preferred Stock could dilute the rights of holders of the Common Stock and the market price of the Common Stock. Although the Company has no plans to issue any shares of Preferred Stock, there can be no assurance that it will not issue Preferred Stock at some future date.


     IMMEDIATE AND SUBSTANTIAL DILUTION; NO DIVIDENDS ANTICIPATED. Purchasers of the shares of Common Stock offered hereby will incur immediate and substantial dilution of the net tangible book value of the Common Stock of $3.38 per share (or 84.5%) from the initial public offering price of $4.00 per share. In addition, an immediate increase in the Company's net tangible book value of $1.19 per share to the existing shareholders will result upon the consummation of the Offering. Thus, the net tangible book value per share will be significantly lower than the price per share paid by the public investors. The public investors, therefore, will bear most of the risk of loss, while effective control of the

Company will remain in the hands of the present shareholders. The Company has never paid any dividends on its Common Stock and does not anticipate the payment of dividends in the foreseeable future. See 'Dividend Policy' and 'Dilution.'


     SHARES ELIGIBLE FOR FUTURE SALE; EXERCISE OF REGISTRATION RIGHTS. Upon the consummation of the Offering, there will be 4,381,857 shares of Common Stock outstanding, of which 3,181,857 shares of Common Stock are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act'). In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. Except as otherwise described herein, the Company, its officers and directors and shareholders have agreed with the Underwriter not to directly or indirectly register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) for a period of two years from the date of this Prospectus, except that shares held by Srotnac Group LLC are subject to a one-year lock up period, after which they may be sold with the prior written consent of the Underwriter, which consent shall not be unreasonably withheld. See 'Shares Eligible for Future Sale.'



     The holders of the Underwriter's Option have been granted registration rights with respect to the 120,000 shares and 120,000 Warrants issuable upon exercise of the Underwriter's Option. The sale, or availability for sale, of the outstanding Common Stock underlying the Underwriter's Warrants and the shares issued to Steve Cantor or his companies, in the public market subsequent to the Offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital. See 'Description of Capital Stock -- Registration Rights' and 'Shares Eligible for Future Sale.'



     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date (except with the prior written consent of the Underwriter permitting redemption commencing twelve (12) months from the Closing Date), and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; and (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. The Company has agreed to use its best efforts to keep the registration statement current in connection with any proposed exercise of the Warrants. Further, the Warrants may not be exercised unless the registration statement pursuant to the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the holder of the Warrants. Although the Company does not presently intend to do so, the Company reserves the right to call the Warrants for redemption whether or not such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Warrants. Further, in the event the Company does not have a current registration statement in effect, the Company would be unable to call the Warrants for redemption. See 'Description of Securities -- Warrants.'


     CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states or exempt therefrom. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See 'Description of Securities -- Warrants.'



     RELATIONSHIP OF UNDERWRITERS TO TRADING. The Underwriter may act as a broker and/or dealer with respect to the purchase or sale of the Securities in the Nasdaq SmallCap Market where each is expected to trade. The Underwriter also may act as the Company's agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market in the Company's securities during certain periods while the exercise of Warrants is being solicited. Such a limitation, while in effect, could impair the liquidity and market price of the Securities.



     UNDERWRITER'S OPTION AND REGISTRATION RIGHTS. In connection with this Offering, the Company has agreed to sell to the Underwriter, for $10, the Underwriter's Option which entitles the Underwriter to purchase up to 120,000 shares of Common Stock and 120,000 Warrants, as well as 120,000 shares of Common Stock issuable on exercise of such Warrants. The securities issuable upon exercise of the Underwriter's Option are identical to those offered pursuant to this prospectus. The Underwriter's Option is exercisable for a period of four years commencing one year from the Effective Date. The exercise of the Underwriter's Option may dilute the value of the shares of Common Stock to be acquired by holders of the Option, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriters' Warrants are sold in the public market, may adversely affect the market price of the Common Stock. The Underwriter has been granted certain 'piggyback' and demand registration rights for a period of five years from the Effective Date with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Option. The exercise of such rights could result in substantial expense to the Company. See 'Underwriting.'


                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Common Stock offered hereby at an initial public offering price of $4.00 per share, after deduction of underwriting discounts and commissions, and other Offering expenses including the Underwriter's non-accountable expense allowance, will be approximately $4,006,000 (and $4,802,400 if the Underwriter's over-allotment option is fully exercised).

The Company intends to use the net proceeds as follows: (i) payment of approximately $1,000,000 to Louis R. Capece, Jr. pursuant to the amended stock purchase and sale agreement for Air Response South; (ii) approximately $125,000 to repay bridge lenders pursuant to 10% promissory notes issued in March 1997, in a bridge financing, due upon closing of an initial public offering, which funds were used for legal, accounting and, printing expenses in connection with this Offering and an earlier aborted offering and expenses in connection with moving to new facilities; (iii) approximately $478,000 to repay short term notes, including approximately $375,000 to pay off a line of credit of Air Response, secured by accounts receivable with Central National Bank, Canajoharie, New York, approximately $33,000 to pay Andrew Hiestand for the balance owed for the purchase of his stock in January 1996, approximately $20,000 to pay Charles W. Bartholomew, a director of the Company, on a loan made to the Company in November, 1993 with an original balance of $75,000, and $50,000 to pay off a short-term note to Steven Cantor that was used as operating capital; (iv) $1,400,000 to fund costs related to the Company's expansion strategy, including approximately $250,000 for down payment on a maintenance facility, approximately $200,000 for the purchase of additional aircraft parts inventory, approximately $100,000 for expenses associated with the Company's new facilities, the upgrade of the Company's computer network and the purchase of new dispatch software, approximately $200,000 for marketing, and approximately $650,000 for leasing and equipping an aircraft; and (v) approximately $1,003,000 for general corporate purposes, including working capital.


     The foregoing uses of proceeds are estimates only and there may be significant variations in the uses of proceeds due to, among other things, changes in the Company's business or financial condition or economic circumstances. Accordingly, the Company reserves the right to reallocate among the foregoing uses upon any such change.


     The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for approximately 12 months. If the Underwriters exercises the over-allotment option, the Company intends to add the net proceeds of such exercise to working capital. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise substantial additional funding through public or private financings, corporate collaborations or other sources. However, there can be no assurance that additional financings will be available through any of these sources or, if available, that such financing will be on acceptable terms. See 'Risk
Factors -- Need for Additional Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'


     Pending application of the net proceeds of the Offering, the Company will make temporary investments in certificates of deposit, money market accounts established by major commercial banks or financial institutions, United States government obligations or high-grade commercial paper.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance its expansion strategy. The payment of future cash dividends by the Company on its Common Stock will be at the discretion of the Board of Directors and will depend on the Company's earnings (if any), financial condition, cash flows, capital requirements, and contractual prohibitions with respect to the payment of dividends and other considerations as the Board of Directors may consider relevant.

                                 CAPITALIZATION


     The following table sets forth as of September 30, 1997 (i) the 'actual' capitalization of Proflight; (ii) the 'pro forma' capitalization of the Company giving effect to (a) its historical capitalization and (b) the Acquisitions, and
(iii) the 'pro forma as adjusted' capitalization of the Company giving effect to the 'pro forma' capitalization and the issuance of the Securities offered hereby (at an initial public offering price of $4.00 per share and $.10 per Warrant), after deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company and the application of a portion of the net proceeds therefrom to repay indebtedness.



                                                                          SEPTEMBER 30, 1997
                                                               ----------------------------------------
                                                                                             PRO FORMA
                                                                 ACTUAL       PRO FORMA     AS ADJUSTED
                                                               ----------    -----------    -----------

Total current liabilities...................................   $1,551,977    $ 3,289,235    $ 2,686,235
Long-term debt..............................................    2,385,080      4,476,872      4,476,872
Stockholders' equity
     Common Stock -- $.001 par value
       Authorized -- 20,000,000 shares, 2,665,607 shares
       issued and outstanding
Pro forma -- 3,171,857 shares
As adjusted -- 4,381,857 shares.............................        2,666          3,172          4,382(1)(2)
Additional paid-in capital (deficit)........................       30,711      2,055,205      6,059,995(1)(2)
Retained earnings (deficit).................................     (255,118)      (255,118)      (255,118)
                                                               ----------    -----------    -----------
Total Stockholders' equity (deficit)........................     (221,741)     1,803,259      5,809,259
                                                               ----------    -----------    -----------
     Total capitalization...................................   $3,715,316    $ 9,569,366    $12,972,366
                                                               ----------    -----------    -----------
                                                               ----------    -----------    -----------


------------


(1) Reflects the issuance of 1,200,000 shares of Common Stock and 1,200,000 Warrants offered hereby; 506,250 shares to be issued for the purchase of Air Response, 10,000 shares of Common Stock to be issued as a bonus to an officer of the Company at the closing of the Offering.



(2) Reflects the receipt of $4,006,000 in net proceeds from the issuance of 1,200,000 shares of Common Stock at $4.00 per share of 1,200,000 Warrants at $.10 per Warrant, after deduction of underwriting discounts and commissions and Offering expenses estimated at $914,000.

                                    DILUTION


     At September 30, 1997, the pro forma net tangible book value of the Company was a deficit of approximately $(1,530,345), or $(0.57) per share of Common Stock after giving effect to the Acquisitions as if they occurred on such date. Net tangible book value (deficit) per share is determined by dividing tangible book value (total tangible assets less total liabilities) by the number of shares of Common Stock issued and outstanding at that date. After giving effect to (i) the sale of the 1,200,000 shares of Common Stock offered hereby (at an initial public offering price of $4.00 per share) and the application of the net proceeds therefrom, after deducting underwriting discounts and commissions and Offering expenses; (ii) the issuance of 506,250 shares of Common Stock to Louis
R. Capece, Jr. in connection with the acquisition of Air Response two years from the closing of the Offering; (iii) 10,000 shares of Common Stock to be issued as a bonus to an officer of the Company at the closing of the Offering, the adjusted pro forma net tangible book value of the Company at September 30, 1997 after giving effect to the Acquisitions as if they occurred on such date would have been $2,726,391 or $0.62 per share. This represents an immediate increase in net tangible book value of $1.19 per share to existing shareholders and an immediate dilution of $3.38 per share to investors purchasing shares of Common Stock in the Offering. The following table illustrates this per share dilution:



Assumed initial public offering price................................................              $4.00
     Net tangible book value (deficit) per share at September 30, 1997...............   $(0.57)
     Increase in net tangible book value per share attributable to new investors.....   $ 1.19
Pro forma net tangible book value per share after the Offering.......................              $0.62
Dilution per share to new investors..................................................              $3.38



                            ------------------------
     If the underwriter exercises the over-allotment option in full, the pro forma net tangible book value will be $3,642,851 or $0.80 per share, resulting in an immediate dilution of $3.22 per share or 80.5% to New Investors.



     The following table summarizes, on a pro forma basis, as of September 30, 1997 the difference between existing shareholders and new investors with respect to the number and percentage of shares of Common Stock purchased from the Company, and the total consideration per share paid (at the assumed initial public offering price of $4.00 per share):



                                                SHARES
                                           PURCHASED(1)(2)           TOTAL CONSIDERATION         AVERAGE
                                         --------------------      -----------------------      PRICE PER
                                          NUMBER      PERCENT        AMOUNT        PERCENT        SHARE
                                         ---------    -------      ----------      -------      ---------
Existing shareholders.................   3,181,857        73%      $2,023,000          29%        $0.64
New investors.........................   1,200,000        27        4,920,000          71          4.00
                                                      -------                      -------
                                                       100.0%                       100.0%
                                                      -------                      -------
                                                      -------                      -------


------------


(1) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Option Plan; (ii) 1,200,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iii) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; and (iv) 120,000 shares of Common Stock and 120,000 Warrants issuable upon exercise of the Underwriter's Option. See 'Management -- Stock Option Plan.' 'Description of Capital Stock' and 'Underwriting.'



(2) Includes (i) the issuance of 506,250 shares of Common Stock to Louis R. Capece, Jr. in connection with the acquisition of Air Response two years from the closing of the Offering; (ii) 300,000 shares of Common Stock issued in January 1997 to certain bridge lenders and (iii) 25,000 shares of Common Stock issued in March 1997 to certain bridge lenders; (iv) 10,000 shares of Common Stock to be issued to an Officer, (v) and the retirement of 884,393 shares of Common Stock to treasury. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' and 'Certain Transactions.'

                            SELECTED FINANCIAL DATA




     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1996 and 1995 and for nine months ended September 30, 1997 and 1996 and (ii) Air Response and Air Response South for the years ended December 31, 1996 and 1995 and for the nine months ended September 30, 1997 and 1996. The historical financial data for the years ended December 31, 1996 and 1995 are derived from the audited financial statements of Proflight, Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the years ended December 31, 1996 and 1995 have been audited by Staff Maikels & Ciampino, P.C. independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The financial data for Proflight, Air Response and Air Response South for the nine months ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, of the respective companies, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the closing of this Offering) had occurred as of September 30, 1997 for balance sheet results and as of January 1, 1996 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of September 30, 1997 and the pro forma statement of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 are unaudited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.



                       SUMMARY HISTORICAL FINANCIAL DATA





                                                 THE COMPANY                          AIR RESPONSE AND AIR RESPONSE SOUTH
                              -------------------------------------------------   ---------------------------------------------
                                 NINE MONTHS ENDED        TWELVE MONTHS ENDED        NINE MONTHS ENDED    TWELVE MONTHS ENDED
                                   SEPTEMBER 30,             DECEMBER 31,              SEPTEMBER 30,          DECEMBER 31,
                              -----------------------   -----------------------   ----------------------- ---------------------
                                 1997         1996         1996         1995         1997         1996         1996       1995
                              ----------   ----------   ----------   ----------   ----------   ----------   ---------  ---------
                                    (UNAUDITED)                                         (UNAUDITED)

Operating data
Historical:
  Net sales.................  $3,749,190   $2,942,888   $3,906,211   $2,885,535   $6,537,380   $5,908,145   $7,658,243  $5,875,929
  Flying operations and
    maintenance.............   2,948,083    2,097,970    3,001,507    1,960,671    4,331,274    3,844,043    4,875,505   3,850,363
  Promotion and sales.......      85,305       96,838      255,616       31,909      372,560      435,207      447,061     663,686
  General, administrative
    expense.................     946,683      478,901      650,036      353,969    1,491,410    1,043,196    1,538,761   1,099,404
  Depreciation and
    amortization............     222,748      329,720      377,930      276,538      297,650      277,339      396,139     339,230
  Profit (loss) from
    operation...............    (453,629)     (60,541)    (378,878)     262,448       44,486      308,360      400,777     (76,754)
  Interest expense..........     227,126      180,812      287,188      150,254      108,197       69,355      136,148     117,719
  Other income (expense)....     536,642       --               34        4,915       (8,704)    (240,302)    (349,590)   (215,510)
  Income tax (benefit)......      --           --           --           --            5,874      (49,309)     (38,747)    (98,065)
  Net profit (loss).........    (144,113)    (241,353)    (666,032)     117,109      (78,289)      48,012      (46,214)   (311,918)

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA



                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,      TWELVE MONTHS ENDED
                                                                               1997            DECEMBER 31, 1996
                                                                         -----------------    -------------------

Pro Forma Operating Data:
     Net sales........................................................      $ 9,428,760           $11,314,454
     Flying operations................................................        6,421,547             7,627,012
     Promotion and sales..............................................          457,865               702,677
     General and administrative expense...............................        2,438,093             2,188,797
     Depreciation and amortization....................................          716,148             1,035,069
     Total operating expense..........................................       10,033,653            11,553,555
     Operating loss...................................................         (604,893)             (239,101)
     Other income (expense)...........................................          139,116              (844,223)
     Income tax (expense) benefit.....................................          (50,874)               38,747
     Net loss.........................................................         (471,651)           (1,044,577)

Per share data:
     Net (loss).......................................................      $     (0.15)(4)       $     (0.33)(4)






                                                                                SEPTEMBER 30, 1997
                                                                   ---------------------------------------------
                                                                     ACTUAL        PRO FORMA         ADJUSTED
                                                                   -----------    ------------    --------------
Balance Sheet Data:
     Working capital (deficit)..................................   $  (954,133)   $(3,072,943)     $    933,057
     Total assets...............................................     3,715,316      9,569,366        12,972,366
     Long term obligations......................................     2,385,080      4,476,872         4,476,872
     Retained earnings (deficit)................................      (255,118)      (255,118)         (255,118)
     Stockholders' equity (deficit).............................      (221,741)     1,803,259         5,809,259


------------

(1) Represents Proflight.

(2) Includes Proflight, Air Response and Air Response South.


(3) The adjusted pro forma data includes adjustments that reflect the effects of the Acquisitions including the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants offered hereby and the application of the net proceeds.



(4) Based on 3,171,857 shares which do not include (i) 1,200,000 shares of Common Stock offered hereby or (ii) 10,000 shares of Common Stock being offered to an officer as a bonus at the Closing of the Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW AND PLAN OF OPERATION


     The Company was formed in May 1992 under the name Proflight, Inc. and is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. In March of 1997 the Company changed its name to Proflight Medical Response, Inc. ('Proflight'). The Company has contracted to acquire Air Response, Inc., a New York corporation ('Air Response') and Air Response South, Inc., a Florida corporation ('Air Response South') which acquisitions (the 'Acquisitions') will close simultaneously with the closing of the Offering. See 'Certain
Transactions -- Acquisition of Air Response and Air Response South.'



     The revenues of the Company are primarily derived from service fees for air medical transport services. The number of transports and rates as well as the source affect revenues in different ways. Greater revenues are derived from third party and direct patient paid trips as compared to transports arranged by brokers.


     The Company's business strategy over the next 24 months is to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.


      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.


      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.


     The Company is continuing to expand services through the purchase of additional aircraft resulting in increased revenues, more efficient use of current aircraft, proportionately lower operating costs and the acquisition of Air Response and Air Response South. Overall, the Company believes, based upon management's experience, this should provide higher gross margins. It is hoped that this combination will allow all three companies to operate more efficiently through elimination of certain duplicative general and administrative costs, purchasing discounts on fuel, and more efficient use of each aircraft. The Company believes, based upon management's experience, that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern. See ' -- Effects of Combination.'

RESULTS OF OPERATIONS

PROFLIGHT MEDICAL RESPONSE, INC.


     The following sets forth, in tabular form, a comparison of the results of operations for Proflight for the years ended December 31, 1996 and 1995, and nine months ended September 30, 1997 and 1996.



                                                                 NINE MONTHS
                                                                    ENDED               YEAR ENDED
                                                                SEPTEMBER 30,          DECEMBER 31,
                                                               ----------------      ----------------
                                                               1997       1996       1996       1995
                                                               -----      -----      -----      -----
Net sales.................................................     100.0%     100.0%     100.0%     100.0%
Flying operations and maintenance.........................      76.8%     71.29%      76.8%      67.9%
Promotion and sales.......................................       2.2%       3.3%       6.5%       1.1%
General and administrative expenses.......................      25.2%      16.3%      16.6%      12.2%
Depreciation and amortization.............................       6.0%      11.2%       9.7%       9.5%
Interest expense..........................................       6.1%       6.1%       7.4%       5.2%
Other (income)............................................     (14.3%)     --         --         --
Net income (loss).........................................      (3.8%)     (8.2%)    (17.0%)      4.1%



NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996



     Net Sales. Net Sales increased by $806,302 to $3,749,190 as compared to $2,942,888 for the same period in 1996. This increase was attributed to more sales generated through advertising.



     Flying Operations and Maintenance. Flying operations and maintenance increased by $850,113 to $2,948,083 as compared to $2,097,970 in 1996. This increase was mostly due to increased fuel costs, and the need to use other operator's aircraft when company owned planes were flying. These higher direct expenses are expected to decrease proportionally because of volume fuel discounts in addition to owning a larger fleet of aircraft as a result of the acquisition.



     Promotion and Sales Expense. Promotion and sales expense decreased $11,533 to $85,305 as compared to $96,838 for the same period in 1996. This decrease was due mostly to better directing funds to advertising and promotion activities. More direct calls were made in lieu of personal visits. Direct mailing replaced some convention participation which resulted in increased sales and reduced advertising costs.



     General and Administrative Expense. General and administrative expenses increased $467,782 to $946,683 as compared to $478,901 for the same period in 1996. This increase was mostly due to $227,986 of expenses associated with IPO costs that were written off when the previous offering was aborted, higher salaries of some current employees and costs associated with moving to a larger facility. Also effecting the increase was greater costs associated with higher sales.



     Depreciation and Amortization. Depreciation and amortization decreased $106,972 to $222,748 as compared with $329,720 for the same period in 1996. This was mostly due to the sale of two aircraft in October of 1996 and one in February of 1997.



     Interest Expense. Interest expense increased $46,314 to $227,126 as compared to $180,812 for the same period in 1996. This increase was due mostly to interest paid on more expensive aircraft and the cost for factoring accounts receivable, which was implemented in February of 1997.



     Other (Income). Other income of ($536,642) resulted from the sale of a Lear 35A jet aircraft.



     Net Loss. Net loss was $144,113 as compared to $241,353 for the same period in 1996. This increase was due to the factors discussed above.


THE YEARS ENDED DECEMBER 31, 1996 AND 1995


     Net Sales. Net sales increased by $1,020,676 to $3,906,211 for the year ended December 31, 1996 as compared to $2,885,535 for the year ended December 31, 1995. This increase was attributable to the addition of an aircraft which allowed the Company to provide transport services to customers previously turned down. The Company also provided more non-medical charter flights than in the previous year. In addition, the Company increased its marketing efforts in 1996. The addition of an aircraft does not necessarily mean that the Company's other planes are flying at 100% capacity. An additional aircraft gives the Company, at any given time, a greater opportunity of getting a trip. The determination of whether or not the Company is awarded a particular trip is based upon availability, location and maintenance status.

     Flying Operations and Maintenance: Flying operations and maintenance increased $1,040,836 to $3,001,507 for the year ended December 31, 1996 as compared to $1,960,671 for the year ended December 31, 1995. This increase was primarily due to increased fuel, parts and other expenses related to higher sales. This increase was also due to costs relating to expansion, such as training personnel, training flights, and the leasing of an aircraft, which have increased these expenses disproportionately to income but are expected to help yield greater revenues in the future.



     Promotion and Sales: Promotion and sales increased $223,707 to $255,616 for the year ended December 31, 1996 as compared to $31,909 for the year ended December 31, 1995. This increase was due to increased marketing expenditures including direct mailings, attending medical conventions, and travel to potential customers. The Company expects these large increases to show results by the end of the current fiscal year.



     General and Administrative Expenses: General and administrative expenses increased by $296,067 to $650,036 for the year ended December 31, 1996 as compared to $353,969 for the year ended December 31, 1995. The increase was primarily due to hiring additional employees and training them. In addition, the Company had one time expenses consisting of employee severance pay and increased costs in connection with the acquisition of Air Response. These one time expenses removed bring the percentage of these expenses in proportion with increased income.


     Depreciation and Amortization. Depreciation and amortization increased by $101,392 to $377,930 for the year ended December 31, 1996 as compared to $276,538 for the year ended December 31, 1995. This increase was primarily due to the purchase of a more expensive aircraft and an increase in the number of hours flown.

     Interest Expense. Interest expense was $287,188 for the year ended December 31, 1996 as compared to $150,254 for the year ended December 31, 1995. This increase in interest expense was primarily due to the purchase of a more expensive aircraft and bridge financing.

     Net Income (Loss). Net income (loss) for the year ended December 31, 1996 was $(666,032) as compared to $117,109 for the year ended December 31, 1995. The loss was due to the increase in costs and expenses described above.

AIR RESPONSE AND AIR RESPONSE SOUTH

RESULTS OF OPERATIONS


     The following sets forth, in tabular form, a comparison of the results of operations for Air Response and Air Response South for the nine months ended September 30, 1996 and 1995 and the years ended December 31, 1996 and 1995.



                                                                 NINE MONTHS
                                                               ENDED SEPTEMBER          YEAR ENDED
                                                                     30,               DECEMBER 31,
                                                               ----------------      ----------------
                                                               1997       1996       1996       1995
                                                               -----      -----      -----      -----
Net sales.................................................     100.0%     100.0%     100.0%     100.0%
Flying operations and maintenance.........................      66.3%      65.1%      63.7%      65.5%
Promotion and sales.......................................       5.7%       7.4%       5.8%      11.2%
General and administrative expenses.......................      22.8%      17.7%      20.1%      18.7%
Depreciation and amortization.............................       4.6%       4.7%       5.2%       5.8%
Interest expense..........................................       1.7%       1.2%       1.8%       2.0%
Other income (expense)....................................       0.1%       4.1%      (4.6%)     (3.7%)
Net income (loss).........................................      (1.2%)      0.8%      (0.6%)     (5.3%)



NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996



     Net Sales. Net sales increased by $629,235 to $6,537,380 as compared to $5,908,145 for the same period in 1996. This increase was attributed to more sales generated through an increase in sales activities and having access to more aircraft. The latter was a result of the Company working less competitively with Proflight Medical Response in anticipation of the upcoming acquisition.



     Flying Operations and Maintenance. Flying operations and maintenance increased by $487,231 to $4,331,274 as compared to $3,844,043 in 1996. This increase was mostly due to increased fuel costs and higher sales.





     Promotion and Sales Expense. Promotion and sales expense decreased $62,647 to $372,560 as compared to $435,207 for the same period in 1996. This decrease was due to eliminating or reducing the size of some yellow page advertising and negotiating better prices in some directory advertising markets.



     General and Administrative Expense. General and administrative expenses increased $448,214 to $1,491,410 as compared to $1,043,196 for the same period in 1996. This increase was mostly due to higher salaries of some current employees. In addition, in August the Company moved its Florida and New York operations to Colorado in anticipation of the acquisition which resulted in substantial one time moving costs. Also affecting the increase were greater costs associated with higher sales.



     Depreciation and Amortization. Depreciation and amortization increased $20,311 to $297,650 as compared to $277,339 for the same period in 1996. This was due to the cost of some engine overhaul work that was capitalized.



     Interest Expense. Interest expense increased $38,842 to $108,197 as compared to $69,355 for the same period in 1996. This increase was due mostly to the refinancing of several of the Company's aircraft to help pay engine overhaul costs.



     Other Expense. Other expense decreased $231,598 to $8,704 as compared to $240,302 for the same period in 1996. This decrease was due to capitalized engine work that was expensed in 1996 when the engines were replaced.



     Net Earnings. Net earnings decreased to $(78,289) as compared to $48,012 for the same period in 1996. This increase was due to the factors discussed above.


THE YEARS ENDED DECEMBER 31, 1996 AND 1995


     Net Sales. Net Sales increased by $1,782,314 to $7,658,243 for the twelve months ended December 31, 1996 as compared to $5,875,929 for the twelve months ended December 31, 1995. This increase was attributed to increased marketing efforts and an increase in demand for air ambulance service. The latter was caused by health insurance companies finding it less expensive to move patients to their own provider network where they get preferred rates.



     Flying Operations and Maintenance. Flying operations and maintenance increased by $1,025,142 to $4,875,505 for the twelve months ended December 31, 1996 as compared to $3,850,363 for the twelve months ended December 31, 1995. This increase was primarily due to increased sales. In addition, fuel costs and pilot and nurses salaries increased (because of strong employment opportunities for these professionals), along with increased expenses due to engine overhauls and the lease of a new aircraft.



     Promotion and Sales Expense. Promotion and sales expense decreased $216,625 to $447,061 for the twelve months ended December 31, 1996 as compared to $663,686 for the twelve months ended December 31, 1995. This decrease was due to consolidation of yellow page advertising contracts.



     General and Administrative Expense. General and administrative expense increased $439,357 to $1,538,761 for the twelve months ended December 31, 1996 as compared to $1,099,404 for the twelve months ended December 31, 1995. This increase was due mostly to higher expenses associated with higher sales. These expenses include greater salaries and benefits due to the hiring of additional employees and increasing compensation and commissions to sales personnel relating to increased sales.



     Depreciation and Amortization. Depreciation and amortization increased $56,909 to $396,139 for the twelve months ended December 31, 1996 as compared with $339,230 for the twelve months ended December 31, 1995. This increase was mostly due to additional equipment asset base.



     Interest Expense. Interest expense increased $18,429 to $136,148 for the twelve months ended December 31, 1996 from $117,719 for the twelve months ended December 31, 1995. This increase was due to refinancing of aircraft.



     Other Expense. Other expense was $349,590 for the twelve months ended December 31, 1996 as compared to $215,510 for the twelve months ended December 31, 1995. This increase was due mainly to a charge for asset abandonment offset by a decrease in bad debt write offs from an affiliate.



     Net Loss. Net loss was $46,214 for the twelve months ended December 31, 1996 as compared to $311,918 for the twelve months ended December 31, 1995. This decrease was due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended September 30, 1997, Proflight had a net increase in cash of $59,370 resulting in an ending cash balance of $59,370. During this period net cash used in operating activities was $344,075. Cash provided from investing activities was $1,666,040 primarily due to the sale of an aircraft. Net cash used in financing activities was $1,262,595 due to the repayment of notes payable.



     As of September 30, 1997, ProFlight had a working capital deficiency of $954,133. This deficiency decreased from December 31, 1996 by $126,178 as a result of an increase in cash and accounts receivable balances.



     Air Response and Air Response South had a decrease in cash of $53,330 for the nine months ended September 30, 1997. During this period net cash of $283,945 was provided by operating activities, $219,054 in cash was used in investing activities to purchase property and equipment. A total of $118,221 in cash was used in financing activities primarily for officers receivables. Cash and cash equivalents had a balance of $238,967 at September 30, 1997.



     At September 30, 1997, Air Response and Air Response South had a working capital deficiency of $843,810. This deficiency increased by $465,607 from the December 31, 1996 deficiency of $378,203 due to increases in accounts payable and current portion of notes payable.


     Proflight had a net decrease in cash of approximately $21,600 for the year ended December 31, 1996 resulting in an overdraft of $19,910 at December 31, 1996. Cash used in operating activities during 1996 was approximately $199,000. Cash used in investing activities was approximately $4,059,000, primarily due to the acquisition of additional aircraft. Cash provided by financing activities was approximately $4,256,000 consisting primarily of net borrowings from the Company's bank and other lenders of approximately $4,184,000, and by net proceeds from the sale of stock of $100,000.

     As of December 31, 1996, Proflight had a working capital deficiency of $1,080,311 compared to a deficiency of $157,341 as of December 31, 1995. This deficiency increased by approximately $742,000 due to additional current maturities of long-term obligations and an increase in accounts payable and accrued liabilities of approximately $293,000.

     Air Response and Air Response South had an increase in cash and cash equivalents of approximately $217,000 for the twelve-month period ended December 31, 1996.

     Approximately $618,000 in cash was provided from operating activities. Net cash used in investing activities was approximately $981,000, due to approximately $596,000 in purchases of equipment and approximately $385,000 in advances to an officer and affiliate. Net proceeds from additional debt with the Company's bank and other lenders provided cash from financing activities of approximately $580,000.


     During fiscal 1995, Proflight had four customers whose sales each accounted for 10% or more of net sales. During fiscal 1996, Proflight had two such major customers. In addition, the Company is due approximately $132,000 in accounts receivable and $200,000 in a note receivable from Air Response whose sales accounted for 10% and 8% of net sales during 1995 and 1996, respectively.



     Air Response and Air Response South had a working capital deficiency of approximately $378,000 as of December 31, 1996, compared to a deficiency in working capital of approximately $774,000 as of December 31, 1995.



     Historically, Proflight has financed its working capital requirements to date from private bridge financings, borrowings, issuance of its Common Stock and internally generated cash flow. For the year ended December 31, 1996, the Company financed its working capital requirements as follows: approximately 50% was financed through private bridge financings, approximately 20% from borrowings, approximately 10% from the sale of common stock and approximately 20% from internally generated cash flow. Air Response and Air Response South have financed its working capital requirements by internally generated cash flow and factoring accounts receivable.



     As of December 31, 1996, the Company had total current liabilities of $1,555,109 of which $1,176,000 will be paid out of the proceeds. The balance of $379,109 will be paid out of operations. The Company defaulted on a note, during fiscal 1996, the balance of which was $85,009 at December 31, 1996. The holder of the note has agreed to renew the note, and the Company plans to pay the balance out of the proceeds of the offering. As of September 30, 1997, the remaining balance owed was approximately $33,000.



     In order for the Company to obtain sufficient financing to purchase a 1973 Learjet 25B-XR in March, 1995, it was necessary for the Company to have an accomodator guarantee repayment of a loan. In exchange, the accomodator is paid a fee of $100 per month for each month that the loan is outstanding.

     In October 1996, the Company loaned $200,000 to Air Response. The note bears interest at the rate of 10% per annum and is payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000. See 'Certain Transactions -- Loan to Air Response.'


     In October 1996, Proflight, in a private placement, sold to subscribers an aggregate of $350,000 principal amount notes bearing interest at the rate of 10% per annum and issued 700,000 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.



     In January 1997, Proflight, in a private placement, sold to subscribers an aggregate of $150,000 principal amount notes bearing interest at the rate of 10% per annum and issued 300,000 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.



     In March 1997, Proflight, in a private placement, sold to subscribers an aggregate of $125,000 principal amount notes bearing interest at the rate of 10% per annum and issued 25,000 shares of Common Stock.



     Presently, the Company does approximately 50% of its billing through insurance companies. In some cases this billing is indirect through brokers which are customers of the Company. Generally, payment is received within 60-90 days. This delay in collection weakens the Company's cash flow. The Company finances its receivables to help alleviate this cash flow problem. The Company plans to initiate electronic billing to help speed up the collection process and hopes to eliminate the need for factoring in the future.


     The Company anticipates that the net proceeds from the Offering, together with cash flow from operations should be sufficient to fund the Company's operations, including its proposed expansion, for approximately 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may be required to raise substantial additional funds to continue to fund operating expenses or its expansion strategy. There can be no assurance that the Company will be able to obtain such additional financing or that such financing, if available, will be on acceptable terms. See 'Risk Factors -- Need for Additional Financing' and 'Use of Proceeds.'

EFFECTS OF COMBINATION

     The Company believes that operating efficiencies will be achieved through integration of the operations. The Company anticipates cost savings after the combination in the areas of fuel, parts, marketing and advertising and personnel. The Company has obtained preliminary quotes from aviation fuel and part suppliers which will provide the Company with fuel and part cost reductions. Fuel reductions are available because of the anticipated increase in the volume of aviation fuel to be purchased as well as an increase in the number of fueling sites needed and part reductions are available because the Company plans to purchase larger quantities at one time. The Company believes that it will realize cost savings in marketing and advertising expenses by eliminating duplicated efforts. The Company also believes cost savings will also be realized by the elimination of overstaffing and duplicative positions which will arise through combination and the closing of the Company's facilities in New York and Florida. For example, the Company believes cost savings will be realized in areas such as accounts receivable and bookkeeping, which will be centralized.

     The Company believes that effective aircraft and crew deployment will be a significant factor in reducing operational costs. The Company intends to enhance its computer system which will detail the ready status and location positions of its aircraft and crews. The computer system will be able to analyze data on demographics, usage frequency and similar factors to help determine optimal fleet deployment.

     The Company will begin to incur increased expenses not reflected in the Company's historical financial statements, including increased salaries for senior management and key employees as well as other costs related to the establishment of its corporate and administrative infrastructure, such as lease costs, accounting and legal costs.

                                    BUSINESS

THE COMPANY


     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from facilities located in Colorado, New York and Florida and upon consummation of the Offering plans to consolidate its operations into its Colorado facilities. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1996, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $11.3 million.



     As of the date hereof the Company has an air ambulance fleet of 9 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and such flights are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, HMOs and air ambulance brokers.



     The Company believes that the need for non-emergency ambulance transport services, will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes, although no assurance can be given, that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and HMOs will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air Response and Air Response South and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care. The Company's beliefs in this paragraph are based upon management's experience and an independent research report, presumed to be accurate and truthful as of its publication, by Wintergreen Research, Inc. copyright 1995, entitled 'Fixed Wing Air Medical Transport Market 1991 - 2000.' No assurance can be given that such beliefs will be realized or are predictive of future developments. No assurance can be given that the facts, predictions or the independent research report upon which such beliefs are premised are accurate.



     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including as captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in 1990 from St. Louis University Law School. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years experience in the air ambulance industry, including flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufacturers adhesives and held various senior management positions for two aircraft sales corporations.


     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 506,250 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance due two years from such date.


BUSINESS STRATEGY


     The Companies' business strategy over the next 24 months is to attempt to become a leading national provider of fixed wing air ambulance services by:


      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.


      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.


      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

MEDICAL TRANSPORT SERVICES

     The Company provides fixed wing air ambulance transport services for individual patients, HMOs, insurance companies and individual hospitals and other providers of medical care. If necessary the Company provides 'bed to bed' service, arranging for ground ambulance transportation, specialized medical care during transport, overnight accommodations, and any other incidentals necessary to a successful transport. The Company is able to provide air transport services at any of the three recognized levels of medical care, Basic Life Support (patients who may need CPR), Advanced Life Support (patients who need medication and respiratory monitoring) and Critical Care (patients who are severely ill or injured).


     The level of treatment provided to a patient during transportation is dependent upon the patient's condition. Basic Life Support is mostly preventative in nature. It is appropriate for patients needing minimal external life support, but in need of monitoring or potential care during flight. Aircraft involved in the transport of patients requiring Basic Life Support must have both the equipment and personnel on board capable of handling and treating a medical emergency.


     The Company provides air transport for patients needing Advanced Life Support services. Aircraft suited to transporting these patients must have all personnel and equipment necessary to provide Basic Life Support functions as well as the capability to perform cardiac defibrillation, control dysrhythmias, administer drugs and establish and maintain respiratory airways. In addition, medical personnel on board the aircraft must be capable of providing care for the condition causing the need for the transport. Patients requiring Advanced Life Support care may typically be suffering from trauma, burns, or cardiac failure, as well as a variety of other conditions.

     Finally, the Company provides air transport services to patients who are severely ill or injured in need of Critical Care, the highest level of care. To properly provide Critical Care services, highly and specifically trained physicians and flight nurses must be part of the on board aircraft crew. It is important that these medical personnel have specialized training to enable them to perform services in an aeromedical environment. The Company has the required personnel and equipment to provide these high level medical services.

     The Company employs full-time registered nurses that accompany patients on all medical flights. The nurses are given air ambulance training when they are hired and on-going training every six months. In addition, the Company can supply other medical professionals including medical doctors, respiratory therapists and other medical personnel, if required by the patient.

     The Company charges for its services on a retail and wholesale basis. Flights are charged by the hour with additional costs for medical and international fees. Cost per flight hour range from approximately $500 for piston aircraft to $1500 for jet aircraft. Generally, high volume users like air ambulance brokers and insurance companies receive up to a 20% discount. Catering, ground medical, and other services are added to the basic charges.

MEDICAL PERSONNEL AND QUALITY ASSURANCE


     The Company believes, based upon management's experience, that hiring and maintaining highly qualified personnel, including physicians and nurses is essential to its future success. Although the Company has not had a problem attracting such persons to date, the loss of these persons or the inability to attract and retain sufficient numbers of qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.



     The medical care provided during transports is provided pursuant to established medical treatment protocols which were established based upon the professional advice and direction of the Company's medical directors. Proflight, Air Response and Air Response South each has its own medical director. Initially, the Company will retain the medical directors of each Company. However, these positions may be consolidated where legally and operationally practical. Any medical treatment beyond that contained in the treatment protocols requires an order from the patient's attending physician. Physician orders are submitted to the Company with all case documentation, prior to delivery of the patient to the Company for transport. Physician orders are then reviewed by the Company's medical director to insure proper handling of the patient. In some circumstances, the medical director may change the physician's orders if 'in flight' conditions warrant alterations.


DISPATCHING


     The Company intends to implement a centralized dispatching system for the air ambulance operations. The Company plans to purchase a dispatch program called 'Omnis 7' which is designed to schedule transports as well as keep track of those in progress. The program features a visual mapped display of the location of the aircraft which can help dispatchers select the aircraft in the best proximity for a future flight. In addition, the program has an extensive database with airport, hotel, and fueling information. An additional module can be added that allows the aircraft's maintenance and pilot data to be stored and analyzed. The cost of the entire Omnis 7 program is approximately $25,000. Computer hardware for the dispatch system will cost about $15,000. When implemented, this system will allow the Company to dispatch aircraft from the most advantageous of its locations and enhance the Company's ability to avoid one way trips with empty return flights. By ensuring that the Company's aircraft are efficiently used, the dispatching system is expected to reduce the Company's cost per transport.



     The Company plans to have a dispatch center staffed at least six full-time dispatch personnel that work in shifts to provide 24 hour a day coverage. They will be supported by sales personnel that price the trips to the customers.

MARKETING


     Presently, the Company relies on advertising in national telephone directories and direct mail to attract customers. The Company has enhanced its current marketing strategy through the hiring, under a six year employment contract, of Donald Jones, an air ambulance marketing specialist. Mr. Jones has an extensive customer list of hospitals, insurance companies, and other users of air medical transport. Mr. Jones will implement a sales strategy using the Company's existing sales and marketing staff.



     The Company believes, based upon management's experience, that the air ambulance transport market may be broken down into two distinct market segments, the 'directed' market and the 'independent' market. The directed market segment consists of accounts that send all or most of their ambulance service needs to a single designated service provider, whether by contract or practice. These accounts include insurance companies, HMOs, other managed care providers and hospitals. The Company intends to market this segment both through the use of personal contacts and media advertising, which will include direct mail, advertising in national telephone directories, advertising in trade publication, advertising on the internet and participation in trade shows.


     The independent market consists of transport requests originating from individual patients and referral sources such as individual physicians. The Company's marketing campaign addresses this segment of the market by local advertising in telephone directories, advertising on the internet, and direct mail campaigns.

BILLING AND COLLECTION

     Since the Company's air ambulance services are on a non-emergency basis, the Company is not required to transport patients without regard to a patient's insurance coverage or ability to pay. The Company ensures that a prospective patient is able to pay the Company's fees, either through appropriate insurance coverage or other resources and frequently is paid in advance for its services. Consequently, the Company's provisions for uncompensated care is generally lower than it would be if the Company provided emergency air ambulance transportation.


     On a consolidated basis for the year ended December 31, 1996, the Company derived approximately 9% of its net revenue directly from private insurers, including prepaid health plans and other non-government sources, 3% from governmental payors and 88% directly from patients and private sources.


INSURANCE


     The Company's air ambulance operations involve the risks of potential liability against the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per aircraft and $7,000 per piston aircraft annually. In addition, the Company carries medical liability insurance in the amount of $1,000,000 for each claim and $3,000,000 in the aggregate for each incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance in the future or that the Company will be able to continue to obtain such insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.


COMPETITION


     The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes, based upon management's experience and the Wintergreen Research report, that each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning the service to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company's major competitors include Global Air Ambulance, (Clearwater, Florida), Advanced Air Ambulance, (Miami, Florida), Critical Air Care, (Atlanta, Georgia) and Aeronational

Air Ambulance, (Pittsburgh, Pennsylvania). The Company believes, based upon management's experience, that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company provides one way pricing on most of its domestic flights. Patients are charged from point of pick up to final destination, allowing the Company in most cases to charge less than other operators that charge on a round trip basis. The Company's aircraft and crews very rarely stay in one location more than one night due to the Company's high volume of transports requests from all over the world. Having aircraft at several locations at any given time, gives the Company a competitive bidding edge.


     In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities not currently providing air ambulance services, may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company.

GOVERNMENT REGULATION

     The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company.

     Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures.


     Since the Company was established, it has met all FAA regulations necessary to provide the services offered. The Company has also met all OSHA standards and state and federal licensing requirements for the medical and business services offered.



     Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes, based upon management's experience, that it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company.


EMPLOYEES

     As of the date hereof, the Company employed 34 full-time employees and five part-time employees, of whom fourteen are employed as flight crew, eight are employed as medical personnel, six are employed as mechanics, three are employed as dispatchers, three are employed in sales and five are employed in general or administrative positions. The Company believes that the success of its business will depend, in part, on its ability to attract and retain highly qualified personnel. The Company's employees are not a party to any collective bargaining agreements. The Company believes that it has good relations with its employees.

LEGAL PROCEEDINGS


     In March 1997, the Company and the Company's President were named in a lawsuit Susan Fuller v. Proflight, Inc., Kevin Burkhardt, Andrew Hiestand and James Fuller, filed in Arapahoe County District Court, Colorado which alleges that the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The amount sought is $820,000, of which $250,000 is for emotional distress and $410,000 is for exemplary damages. The lawsuit is in its early stages, and the Company is unable to predict the outcome of this matter. Accordingly, no provision has been made for the litigation in the financial statements. In April 1997, the Company filed a motion to dismiss as the alternative to a motion for summary judgement, which the Company previously filed and which was denied. In September of 1997, Mr. James Fuller filed a separate complaint against the Company claiming that he is entitled to compensation for the value of shares of the Company's Common Stock which he alleges he owns. No amount was stated in the suit. The Company maintains that Mr. Fuller never paid the agreed upon price for the shares and therefore never owned them. Moreover, Mr. Fuller signed the shares back to the Company in December 1994. The Company is trying to have the two Fuller cases consolidated and tried jointly. The Company, through its counsel, intends to vigorously defend against this action. No assurance can be made that the Company will reach a satisfactory resolution of the above stated proceedings. Failure to reach such a resolution could have a material adverse effect on the Company's financial condition or cash reserves.



PROPERTIES



     The Company's executive offices are located in approximately 9,364 square feet of office space at Arapahoe County Airport at 7211 South Peoria Street, Suite 200, Englewood, Colorado 80112. The lease is a seven year lease expiring in June 2004. The lease is at a rental of approximately $11,700 per month. Pursuant to an oral agreement the Company will continue to occupy a portion of hanger space at 12420 East Control Tower Road, Englewood, CO 80112 for aircraft maintenance at a monthly rental rate of approximately $2,000 per month.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:


NAME                                                       AGE                  POSITION
--------------------------------------------------------   ---    ------------------------------------
Kevin L. Burkhardt......................................   38     Chief Executive Officer, President,
                                                                  Director
Jane S. Burkhardt.......................................   40     Secretary, Director
David H. Cohen..........................................   55     Chief Financial Officer, Treasurer
Donald Jones............................................   37     Vice President of Sales, Director
Charles W. Bartholomew..................................   61     Director
Steven B. Myers.........................................   37     Director
Arthur G. Rosenberg.....................................   59     Director
Louis R. Capece, Jr.....................................   49     Director


     The business experience of each of the directors and executive officers of the Company for at least the last five years is as follows:

     Kevin L. Burkhardt has served as Chief Executive Officer, President and a Director of Proflight since its inception in May 1992. From April 1991 to March 1992, Mr. Burkhardt was a learjet captain for HPH Aviation, a learjet charter corporation. From July 1990 to April 1991, Mr. Burkhardt was a learjet captain and corporate pilot for Great Plains Resources, a company engaged in the oil industry. From February 1989 to April 1990, Mr. Burkhardt was a learjet captain for PC Air, a learjet charter corporation. From January 1987 to February 1989, Mr. Burkhardt was a learjet captain for American Jet, an air ambulance corporation. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.


     Jane S. Burkhardt has served as Secretary and a Director of Proflight since its inception in May 1992 and is responsible for establishing all medical policies and procedures, establishing required medical equipment, establishing risk management of medical operations and liaison between medical director and medical staff. From August 1991 to July 1994, Mrs. Burkhardt was a risk manager for Presbyterian/St. Lukes Medical Center. From December 1989 to July 1991, Mrs. Burkhardt was a part-time RN for Presbyterian/St. Luke's Medical Center. From June 1989 to July 1991, Mrs. Burkhardt was an associate attorney at Wood, Ris & Hames. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.


     David Cohen has served as Chief Financial Officer and Treasurer of Proflight since August 1993. From January 1990 to June 1993, Mr. Cohen was the chief financial officer of Air Resources Corp., a manufacturer of adhesives. From January 1982 to January 1990, Mr. Cohen was the chief executive officer of Aim Aircraft, Inc., an aircraft sales corporation and from 1979 to 1982, Mr. Cohen was the sales manager for Aim Aircraft. From 1975 to 1978, Mr. Cohen was the president of Basin Aviation, an aircraft sales, charter and flight training corporation. Mr. Cohen is the author of a book entitled FBO (fixed based operations) Management as well as the author of an aircraft brokering manual.

     Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director. From August 1992 to the present, Mr. Jones has been the director of sales and marketing and the flight coordinator for Air Response and Air Response South. From August 1984 to August 1992, Mr. Jones held various positions at Air Ambulance Network, an air ambulance brokerage company, including director of sales and flight coordination and director of marketing.


     Charles W. Bartholomew has served as a Director of Proflight since November 1993. From September 1988 to September 1994, Mr. Bartholomew was the program manager for CTA Incorporated, a company which was an aerospace and information systems contractor to the United States government. Mr. Bartholomew was responsible for several information system engineering contracts with the United States Air Force and directed approximately 30 engineering professionals in such capacity.

     Steven B. Myers has served as a Director of Proflight since February 1996. Since 1993, Mr. Myers has been the Company's director of marketing and contracting. From 1980 to 1993, Mr. Myers was engaged in real estate investing and property management.


     Arthur G. Rosenberg has served as a Director of Proflight since January 1997. Since 1986, Mr. Rosenberg has served as vice president of acquisitions for The Associated Companies, a real estate development company. Mr. Rosenberg is a practicing attorney admitted to the New York State Bar in 1962. For five years, Mr. Rosenberg was general counsel to ITT Levitt & Sons, Inc., an international home builder. Mr. Rosenberg is also a director of Mike's Original, Inc., EcoTyre Technologies, Inc., Wall Street Records, Inc. and Phar-Mor, Inc. which are publicly traded companies.



     Louis R. Capece, Jr. will, upon consummation of the Offering, become a Director of the Company and a consultant. Since 1986 and 1993, Mr. Capece has served as president of Air Response and Air Response South, respectively. Since 1982 and 1993, Mr. Capece has served as president of Response Medical Transport Service, Inc. and Response Aviation, Inc., respectively. Response Medical Transport Service, Inc. provides ground ambulance transportation services. Response Aviation, Inc. provides airport services.


     All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. All of the executive officers of the Company have employment agreements with the Company. See ' -- Employment Agreements.'

EXECUTIVE COMPENSATION

     The Company did not pay any compensation exceeding $100,000 to its executive officers for the year ended December 31, 1996. Kevin L. Burkhardt, the Company's President and Chief Executive Officer received approximately $71,000 during this period. See ' -- Employment Agreements.'

EMPLOYMENT AGREEMENTS


     In March 1997, the Company entered into an amended employment agreement with Donald Jones to serve as the Company's Vice President of Sales. The employment agreement is for a six-year term commencing upon consummation of the Offering and is subject to successive automatic renewal periods of one year unless earlier terminated. Mr. Jones is to receive a 5% increase in his base salary in years four, five and six. Pursuant to the terms of this employment agreement, Mr. Jones is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Jones will receive a base salary of $150,000 per annum. In addition, Mr. Jones will receive a stock bonus in the total amount of 250,000 common shares if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus, provided, however, that such stock bonus will not be granted if it would negatively affect the listing of the Company's Common Stock on the Nasdaq Smallcap. Such bonus is subject to vesting at a rate of 50% upon realization by the Company of the minimum $1 million in pretax profits and 25% on each of the next two anniversaries thereof. The Company has agreed to pay Mr. Jones a relocation bonus of $100,000 and reasonable relocation expenses. Mr. Jones will also have the right to participate in all benefit plans afforded to other comparable officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance. Mr. Jones's employment agreement contains certain confidentiality and non-competition provisions. Either the Company or Mr. Jones may cancel the agreement for any reason after six years upon 60 days prior notice.



     On March 31, 1997, the Company entered into an employment agreement with Kevin L. Burkhardt, the Company's President and Chief Executive Officer for a term of five years with successive automatic renewal periods of one year with a base salary of $90,000 for the first year and 10% increases in each of the following years. Mr. Burkhardt will receive a $25,000 one time bonus if he consummates another acquisition. In addition, Mr. Burkhardt will receive a stock bonus in the total amount of 336,658 shares of Common Stock if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus, provided, however, that such stock bonus will not be granted if it would negatively affect the listing of the Company's Common Stock on the Nasdaq SmallCap. Such bonus is subject to vesting at a rate of 50% upon realization by the Company of the minimum profits and 25% on each of the next two anniversaries thereof. Pursuant to the terms of this employment agreement, Mr. Burkhardt is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.



     On October 31, 1997, the Company entered into an employment agreement with Steven Myers to serve as Assistant Vice President of Marketing, for a term of five years with successive automatic renewal periods of one year with a base salary of $70,000. In addition, Mr. Myers will receive a stock bonus in the total amount of 231,138 shares of Common Stock if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus, provided, however, that such stock bonus will not be granted if it would negatively affect the listing of the Company's Common Stock on the Nasdaq SmallCap. Such bonus is subject to vesting at a rate of 50% upon realization by the Company of the minimum profits and 25% on each of the next two anniversaries thereof.


     On March 31, 1997, the Company entered into an employment agreement with David Cohen, the Company's Chief Financial Officer and Treasurer, for a term of three years with successive automatic renewal periods of one year with a base salary of $70,000. Pursuant to the terms of this employment agreement, Mr. Cohen is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Cohen will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.

     On March 31, 1997, the Company entered into an employment agreement with Jane S. Burkhardt, the Company's Secretary, for a term of three years with successive automatic renewal periods of one year with a base salary of $36,000. Pursuant to the terms of this employment agreement, Mrs. Burkhardt is required to devote 20 hours per week to fulfill her duties and responsibilities to the Company. Mrs. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.


     The Company also intends to issue a stock bonus to Charles Bartholomew in the amount of 200,990 common shares subject to the same requirements and vesting as those for Messrs. Jones, Burkhardt, and Myers.


CONSULTING AGREEMENTS


     In April, 1997, the Company entered into a three year consulting agreement with Louis R. Capece, Jr. Under the terms of the agreement, Mr. Capece has agreed to devote a minimum of 100 hours per month to the Company. Mr. Capece will be paid an aggregate of $52,000 per year. The Company or Mr. Capece may cancel the consulting agreement for any reason after one year upon 60 days prior notice.


STOCK OPTION PLAN

     The Board of Directors plans to submit to the shareholders a stock option plan (the 'Option Plan'). The Option Plan provides for the grant of incentive stock options ('ISOs'), intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to enable the Company to attract and retain exemplary directors, employees, agents and consultants.

No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.


     The Option Plan provides that a maximum of 350,000 shares of Common Stock may be issued upon the exercise of options granted under the Option Plan. If an option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. No shares of Common Stock underlying any stock options issued under the Plan may be registered on Form S-8 or any successor form for two years after the closing date.


     The Option Plan will be administered by the Board of Directors of the Company which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of Common Stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its powers, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding if the director and/or officer acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement also will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of
(i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

     It is the position of the Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of the Securities offered hereby, by
(i) each person who is known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each of the Company's named executive officers, and (iv) all directors and executive officers of the Company as a group. The information presented assumes no exercise of the Warrants offered hereby.


                                                                 NUMBER OF SHARES           PERCENT OF CLASS (1)
                                                                BENEFICIALLY OWNED    ---------------------------------
BENEFICIAL OWNER                                                PRIOR TO OFFERING     BEFORE OFFERING    AFTER OFFERING
-------------------------------------------------------------   ------------------    ---------------    --------------
Kevin L. Burkhardt and Jane S. Burkhardt(2)..................          437,908              14.1%             10.1%
David Cohen(3)...............................................            --                  --                --
Charles W. Bartholomew(4)....................................          261,438               9.0%              6.3%
Steven B. Myers(5)...........................................          300,664              10.1%              7.2%
Arthur G. Rosenberg(6).......................................           25,000                *                 *
Louis R. Capece, Jr.(8)......................................             --                 --                --
Donald Jones(9)..............................................             --                 --                --
Srotnac Group, LLC(7)........................................        1,475,000              55.3%             38.0%
All executive officers and directors as a group (7
  persons)...................................................        1,025,010              38.4              26.4%


------------

* Less than 1%.


 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. The number of shares of Common Stock outstanding prior to the Offering is 2,665,607. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.



 (2) Includes options to purchase 437,908 shares of Common Stock at an exercise price of $4.00 per share. Mr. and Mrs. Burkhardt's business address is 7211
     S. Peoria St., Englewood, Colorado 80112. Mr. and Mrs. Burkhardt are husband and wife and own their shares as joint tenants.



 (3) Excludes 10,000 shares of Common Stock Mr. Cohen will be issued as a bonus at the completion of the Offering. Mr. Cohen's business address is 7211 S. Peoria St., Englewood, Colorado 80112.



 (4) Includes options to purchase 261,438 shares of Common Stock at an exercise price of $4.00 per share. Mr. Bartholomew's home address is 2150 Oak Hills Drive, Colorado Springs, CO 80919.



 (5) Includes options to purchase 300,654 shares of Common Stock at an exercise price of $4.00 per share. Mr. Myers's home address is 5769 S. Andes Street, Aurora, CO 80033.


 (6) Includes options to purchase 25,000 shares of Common Stock exercisable at $1.00 per share. Mr. Rosenberg's business address is 7979 Old Georgetown Road, Suite 800, Bethesda, Maryland 20814.


 (7) Srotnac Group, LLC's mailing address is P.O. Box 473, Babylon, NY 11702.



 (8) Excludes 506,250 shares of Common Stock which will be issued to Mr. Capece in connection with the acquisition of Air Response two years from the closing of the Offering. Mr. Capece's address is 10845 Bayshore Drive, Windermere, Florida 34786. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'



 (9) Mr. Jones's address is 5776 S. Fulton Way, Englewood, CO 80111.




                              CERTAIN TRANSACTIONS

ACQUISITION OF AIR RESPONSE AND AIR RESPONSE SOUTH

     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 506,250 shares of Common Stock of the Company, valued at $4.00 per share, to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has a put option to sell to the Company such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such second offering, not to exceed $1,000,000. Under the terms of such put option, the Company is obligated to purchase the shares offered. Simultaneously, the Company entered into an Amended Stock Purchase and Sale agreement with Air Response South and Louis
R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance payable two years from the closing of the Offering.


     The Acquisitions will close simultaneously with the closing of the Offering. The Company entered into a consulting agreement with Louis R. Capece, Jr. which agreement is effective as of the closing of the Offering. In connection with the Acquisitions, Mr. Capece covenanted that he will not, for a period of five years from closing, compete with the Company. Mr. Capece has the right to nominate two members to the Company's Board of Directors. Mr. Capece has nominated himself and Donald Jones as nominees to the Board of Directors. See 'Management.'

LOAN TO AIR RESPONSE

     In October 1996, the Company loaned $200,000 to Air Response. The note bears interest at the rate of 10% per annum and is payable in two installments of $100,000 plus accrued interest thereon on May 14, 1998 and May 14, 2000.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS


     In October 1993, Charles W. Bartholomew, a Director of the Company, entered into a stock purchase agreement pursuant to which he purchased 18% of the then outstanding shares of Common Stock of the Company for $75,000 and loaned an additional $75,000 to the Company. Interest for the first 24 months of the loan was in the form of an additional 2% ownership interest in the Company (constituting a rate of approximately 8%). Thereafter, interest on the loan was at the rate of 10% per annum due December 1997.



     As of September 30, 1997, Air Response and Air Response South have a receivable due from its sole shareholder, Louis R. Capece, Jr., in the amount of approximately $475,000. This amount will be offset from the shares to be issued to Mr. Capece. Mr. Capece, upon consummation of the Offering, will be a director of the Company.


     In January 1996, Steven B. Myers, a Director of the Company, purchased 231,214 shares of Common Stock from the Company for $100,000 or $.43 per share.


     In February 1997, Donald Jones entered into a six year employment agreement with the Company to serve as the Company's Vice President of Sales upon consummation of the Offering. In April of 1997, Mr. Jones's employment agreement was amended to provide for a stock bonus, receivable by Mr. Jones over a period of 3-4 years, provided the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the first two years from the date of this Prospectus. See 'Management -- Employment Agreement.'


     In April 1997, Kevin L. Burkhardt, the Company's Chief Executive Officer, President and a Director entered into a five-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In April 1997, Jane S. Burkhardt, the Company's Secretary and a Director, entered into a three-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In April 1997, David Cohen, the Company's Chief Financial Officer and Treasurer, entered into a three-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 218,954 shares of Common Stock to the Company solely in exchange for options to purchase 437,908 shares of Common

Stock at an exercise price of $4.00 per share. The options are five-year options exercisable upon closing of the Offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering and required these shares to be returned to treasury and the Company in consideration for returning these shares issued the individuals options.



     In May 1997, Charles W. Bartholomew agreed to return 130,719 shares of Common Stock to the Company solely in exchange for options to purchase 261,438 shares of Common Stock at an exercise price of $4.00 per share. The options are five-year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares to be retired and the Company, in consideration for returning these shares, issued the individuals options.



     In September of 1997, Steven B. Myers agreed to return 150,327 shares of Common Stock to the Company solely in exchange for options to purchase 300,654 shares of Common Stock at an exercise price of $4.00 per share. The options are five-year options exercisable upon closing of the Offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares to be returned to treasury and the Company, in consideration for returning these shares, issued the individuals options.



     In September of 1997, each of Messrs. Burkhardt, Bartholomew and Myers agreed to return an additional 168,329, 100,495 and 115,569 shares of Common Stock to the Company, respectively, in exchange for an agreement by the Company to issue to them 336,658, 200,990 and 231,138 shares of Common Stock, respectively, over a period of 3-4 years, provided the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the first two years from the date of this Prospectus. See
'Management -- Employment Agreements.'



     In October of 1997, David H. Cohen, the Company's CFO, was offered 10,000 shares of Common Stock as a bonus to be issued upon completion of the public offering. The Company has agreed to pay for any additional tax liability the stock bonus adds to his income.


TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS


     In January 1996, the Company issued Steven A. Cantor, 1,475,000 shares of Common Stock for business and financial services valued at $50,000. This represented 67% of the then issued and outstanding shares of Common Stock. The value of these shares were appraised by Zweifler Financial Research at $.03 per share. Mr. Cantor has provided investment banking services to the Company. Mr. Cantor transferred his shares to Srotnac Group, LLC, a company which is 98% owned by Mr. Cantor.



     In October 1996, the Company completed a bridge financing pursuant to which it sold 70 units ('Units') each Unit consisting of a $5,000 principal amount promissory note bearing interest at a rate of 10% and 10,000 shares of the Company's Common Stock or an aggregate of $350,000 promissory notes and 700,000 shares of Common Stock. In January 1997, the Company sold an additional 30 units, or an aggregate of 300,000 additional shares of Common Stock and $150,000, promissory notes.



     As a condition of the Underwriter underwriting this Offering, the Underwriter required that the bridge lenders forgive the entire $500,00 of principal of the promissory notes (and all interest due thereunder) sold in October 1996 or January 1997. Company's indebtedness and that the funds loaned to the Company be allocated to the purchase price of the shares of Common Stock. In May 1997, the bridge lenders in the October 1996 and January 1997 private placements released and discharged the Company from any and all obligations arising out of promissory notes aggregating $500,000 and agreed to cancel such notes.



     Air Response purchases both fuel and oil from Response Aviation, Inc. ('Aviation'), a company wholly-owned by the Companies' shareholder. The total amount of purchases for the years ended December 31, 1996 and 1995 approximated $172,000 and $154,000, respectively. Due to the common ownership between Air Response and Response Aviation, the prices for fuel and oil charged by Response Aviation to Air Response may not be indicative of the prices that Response may be able to obtain if common ownership did not exist.

                           DESCRIPTION OF SECURITIES

GENERAL


     The Company amended its articles of incorporation in February 1997, which increased the authorized capital stock of the Company to 20,500,000 shares, of which 20,000,000 shares are Common Stock, par value $.001 per share, and 500,000 are Preferred Stock, par value $1.00 per share.


COMMON STOCK


     As of the date of this Prospectus, there are 2,665,607 shares of Common Stock outstanding and 32 record stockholders. Upon consummation of the Offering, 3,875,607 shares of Common Stock will be issued and outstanding, excluding (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan (ii) 506,250 shares of Common Stock which will be issued to Louis R. Capece, Jr., in connection with the acquisition of Air Responses, two years from the closing of the Offering; (iii) 1,200,000 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; (v) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Option.


     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have any cumulative voting rights for the election of directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors from time to time out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to its shareholders after payment or provision for payment of debts and other liabilities of the Company and the liquidation preferences of any then outstanding shares of Preferred Stock. The shares of Common Stock are neither redeemable nor convertible, except for the put which will be issued to Mr. Capece and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'

PREFERRED STOCK

     As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Board of Directors has the authority to issue Preferred Stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any series of Preferred Stock and to fix the number of shares constituting any series and the designation of such series without any further vote or action by the shareholders of the Company. Any Preferred Stock designated by the Board may have voting, conversion, liquidation preference, redemption, dividend and other rights which are superior to the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Company's Common Stock and may adversely affect the market price of and the voting and other rights of the Common Stock.

OPTIONS AND WARRANTS

     As of the date hereof, other than as described in the Registration Statement, there are no outstanding options or warrants to purchase, or securities convertible into, Common Stock of the Company.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     The Warrants will be issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Securities Transfer & Trust, Inc., the warrant agent, and will be evidenced by warrant certificates in registered form.

     Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $6.00 per share, subject to adjustment, for three years commencing on the Closing Date.


     The exercise price of the Warrants and the number and the shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including stock splits, stock dividends, subdivisions, combinations, reclassification or issuances of stock at a price lower than the current market price. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable the holders of the Warrants to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.


     The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise or extend the expiration date of the Warrants.


     Warrants may be exercised upon surrender of the Warrant certificate evidencing those Warrants on or prior to the expiration date (or earlier redemption date) of the Warrants to the Warrant Agent, with the form of 'Election to Purchase' on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (in United States funds, by cash or certified bank check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

     No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercised all Warrants then owned of record by him, the Company will pay to that holder in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercised date.

     No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Warrants and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.


     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months the closing date (except the Warrants may be redeemed commencing twelve (12) months following the closing date with the Underwriter's express written consent), and prior to their expiration, provided that (i) prior written notice of not less than 30 days is given to the Warrantholders and (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share. The Warrantholders shall have exercise rights until the close of business, the day preceding the date fixed for redemption.


REGISTRATION RIGHTS


     In connection with the acquisition of Air Response, the Company has granted Louis R. Capece, Jr., upon the issuance of 506,250 shares of Common Stock two years from the closing of the Offering, certain 'piggyback' registration rights (other than a Registration Statement on Form S-4 or Form S-8 or successor form thereto). These registration rights are not limited to a term and are subject to approval of any underwriter for the Company. See 'Certain Transactions.'



     Upon the consummation of the Offering, the Company will sell to the Underwriter an Option to purchase 120,000 shares of Common Stock, and 120,000 Warrants, which may be exercised for an additional 120,000 shares of Common Stock for $10. The Underwriter's Option will be exercisable for a period of four years commencing one year from the date of this Prospectus. In addition, holders of the Underwriter's Option will have certain demand or piggy-back registration rights during the period the
                                       41

Underwriter's Option is exercisable with respect to the Underwriter's Option and the underlying shares of Common Stock. See 'Underwriting.'


TRANSFER AGENT

     American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Denver, CO 80202-1817, will serve as the Company's transfer agent for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of the Offering, the Company will have outstanding an aggregate of 3,875,607 shares of Common Stock of which 2,675,607 are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act') (exclusive of (i) the 350,000 shares of Common Stock reserved for issuance under the Option Plan; (ii) 506,250 shares of Common Stock which will be issued to Louis R. Capece, Jr. in connection with the acquisition of Air Response, two years from the closing of the Offering; (iii) 1,200,000 shares reserved for issuance upon exercise of the Warrants offered hereby, (iv) 1,100,000 shares reserved for issuance upon exercise of other outstanding options and warrants; (iv) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants. All of the 1,200,000 shares of Common Stock sold in the Offering will be freely tradeable without restriction under the Securities Act except for any shares purchased by 'affiliates' of the Company (as that term is defined in the rules and regulations under the Securities Act).



     In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including the exemption provided by Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. In addition, the sale of substantial amounts of Common Stock acquired through the exercise of the (i) options granted, or
(ii) Underwriter's Option could adversely affect prevailing market prices for the Common Stock. Except as otherwise described herein, the Company and its officers, directors and shareholders have agreed with the Underwriter not to, directly or indirectly, register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock, (or any securities convertible into or exercisable or exchangeable for shares of Common Stock), for a period of two years from the date of this Prospectus, except that shares held by Srotnac Group LLC are subject to a one-year lock-up period after which they may be sold with the prior written consent of the Underwriter, which consent shall not be unreasonably withheld. The Underwriter's consent may be based on several factors, including, but not limited to the financial performance of the Company and market conditions, including price and trading volume of the Company's Common Stock.


                                  UNDERWRITING


     First Liberty Investment Group, Inc. (the 'Underwriter') has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell on a firm commitment basis 1,200,000 shares of Common Stock and 1,200,000 Warrants offered hereby, not including the Over-Allotment Option. The Underwriter is committed to purchase all Securities offered hereby, if any, such as purchases subject to certain conditions, which may be waived by the Underwriter in its sole discretion, specified in the Underwriting Agreement, including, but not limited to, the failure of the Company to have its securities approved on Nasdaq SmallCap.

     The Underwriter has advised the Company that it proposes to offer the Securities to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ('NASD') concessions not
in excess of $      per share of Common Stock and $      per Warrant.


     The Company has agreed to pay to the Underwriter a non-accountable, non-refundable expense allowance of 3% of the gross proceeds of this Offering. The Company has also agreed to pay all expenses in connection with qualifying the Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.



     The Company has agreed to sell to the Underwriter for $10, upon consummation of this Offering, the Underwriter's Option exercisable to purchase up to 120,000 shares of Common Stock and up to 120,000 Warrants to purchase Common Stock. The Underwriter's Option may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers or partners of the Underwriter and members of the selling group, and are exercisable during the four-year period commencing one year from the Effective Date (the 'Option Exercise Term'). During the Option Exercise Term, the holders of the Underwriter's Option are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Option is exercised, in whole or in part, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Option can be expected to exercise at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Option. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Option to register the Underwriter's Option and the underlying shares of Common Stock under the Securities Act on two occasions (one at the Company's expense and one at the holder's expense) during the Option Exercise Term and to include such Underwriter's Option and the underlying shares of Common Stock in any appropriate registration statement which is filed by the Company during the seven years following the date of this Prospectus.



     The Company has granted to the Underwriter the Over-Allotment Option, exercisable during the 45 calendar day period after the Closing Date, to purchase from the Company at the initial public offering price less underwriting discounts, up to an additional 180,000 shares of Common Stock and 180,000 Warrants, exercisable for up to an additional 180,000 shares of Common Stock, on the same terms as the Securities offered hereby, solely to cover over-allotments, if any. In addition, the Underwriter may short sell Securities in its syndicate account in excess of the Securities offered hereby and included in its over-allotment option and cover such short sales by purchases of Securities in the open market or otherwise.



     The Underwriter has informed the Company that it does not expect sales to be made to discretionary accounts in excess of one percent (1%) of the Securities offered hereby.



     In the event the Underwriter exercises its registration rights to effect the distribution of the Common Stock underlying the Underwriter's Option, the Underwriter and any holder of such securities who is a market maker in the Company's securities, prior to such distribution, will be unable to make a market in the Company's securities for up to a period of nine days prior to the commencement of such distribution and until such distribution is completed. If the Underwriter ceases making a market, the market and market prices for the Securities may be adversely affected, and the holders thereof may be unable to sell such securities.



     The Company has agreed to engage and pay for, on the Underwriter's behalf, a consultant selected by the Underwriter and approved by the Company who is an expert in the industry in which the Company does business to analyze the Company's prospects and respond to the Underwriter's questions and concerns regarding the offering of Securities hereby. The aggregate expenses of such consultant shall not exceed $10,000.



     Additionally, the Underwriter has been engaged by the Company as its warrant solicitation agent and pursuant thereto may participate in the solicitation of the exercise of the Warrants. Upon the exercise of the Warrants, the Company will pay the Underwriter a commission of 5% of the aggregate exercise price of the Warrants exercised. In accordance with the NASD Notice to Members 92-98, no fee shall be paid: (i) upon the exercise of warrants where the market price of the underlying Common Stock is lower than the exercise price; (ii) upon the exercise of any Warrants not solicited by the Underwriter, (iii) for the exercise of Warrants held in any discretionary account; or (iv) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents have not been provided to customers both as part of the original offering and at the time of exercise. Further, the exercise of any Warrant shall be presumed unsolicited unless the holder of such Warrant states in writing that the transaction was solicited by the Underwriter. Notwithstanding the foregoing, no fees will be paid to the Underwriter or any other NASD members upon exercise of the Warrants within the first twelve months from the Effective Date.



     In connection with the solicitation of Warrant exercises, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriter and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Securities for the period commencing either two or nine business days (depending on the market price of the Company's shares of Common Stock) prior to any solicitation activity with respect to the exercise of Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any rights which the Underwriter or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter or other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods in which the Warrants are exercisable.



     In addition, the Company has agreed to enter into a financial consulting agreement with the Underwriter, which will act as a management and financial consultant for the Company for a period of two years, commencing upon the consummation of this Offering, for an aggregate fee of $120,000, all of which is payable in full at the Closing.



     Except as otherwise described herein, the Company has agreed not to issue any equity and/or other securities for a period of two (2) years from the Closing Date without the express prior written consent of the Underwriter.



     The Company and all of its current shareholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior consent of the Underwriter for a period of two (2) years from the Closing Date, except for shares owned by Srotnac Group LLC which are subject to a one-year lock-up period from the Closing Date, after which such shares may be sold with the Underwriter's prior written consent, which consent shall not be unreasonably withheld. The Underwriter's consent may be based on a number of factors, including, but not limited to the financial performance of the Company and market conditions, including price and trading volume of the Company's Common Stock.


     Although the Underwriting Agreement will provide that the Underwriter may designate for election one person to the Company's Board of Directors, the Underwriter has advised the Company that it has not selected such individual and has no immediate plans to do so. If the Underwriter elects not to assert such right, then it may designate one person to attend all Board of Directors meetings as an observer. In the event that such an individual is designated, such individual shall receive reimbursement of expenses for attending the meetings of the Board of Directors.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.


     The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriter's Warrant and the Financial Advisory and Investment Banking Agreement. Reference is made to the copies of the Underwriting Agreement, the Underwriter's Warrants and the Financial Advisory and Investment Banking Agreement which will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.



     The Underwriter was incorporated on August 11, 1958, and first registered as a broker-dealer on October 3, 1958. Prior to this Offering, although the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in any public offerings. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Accordingly, the Offering and exercise price of such Securities being offered hereby was determined, in large part, by negotiations between the Company and the Underwriters on an arbitrary basis and bear no direct relationship to the assets, earnings, book value, results of operations or other recognized criterion of value. Factors considered in determining such prices, in addition to prevailing market conditions, include the history of and the business prospects of the Company, as well as such other factors as were deemed relevant, including an evaluation of management and the general economic climate. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock or the Warrants.


                                 LEGAL MATTERS


     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Bondy & Schloss LLP, New York, NY. Gerald A. Adler, a partner of Bondy & Schloss LLP indirectly owns an aggregate of 2,500 shares of Common Stock of the Company. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Gusrae, Kaplan & Bruno, New York, NY.


                                    EXPERTS


     The audited balance sheets of Proflight Medical Response, Inc. as of December 31, 1996 and 1995, the audited statements of operations, cash flows and stockholders' equity (deficit) for the year ended December 31, 1996 and 1995 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern, and upon the authority of said firm as experts in accounting and auditing. The audited combined balance sheet of Air Response and Air Response South as of December 31, 1996, the audited combined statements of operations and retained earnings and cash flows, for the years ended December 31, 1996 and 1995 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Staff Maikels & Ciampino, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION



     The Company has filed a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the 'Registration Statement') under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference hereby is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. The Registration Statement filed by the Company may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the Commission's regional offices at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, upon payment of certain fees prescribed by the Commission. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                        PROFLIGHT MEDICAL RESPONSE, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                          PAGE NO.
                                                                                                          --------

PROFLIGHT MEDICAL RESPONSE, INC.
     Report of Independent Certified Public Accountants................................................        F-2
     Balance Sheet as at December 31, 1996 and 1995....................................................        F-3
     Statements of Operations For the Years Ended December 31, 1996 and 1995...........................        F-4
     Statements of Stockholders' Deficit For the Years Ended December 31, 1996 and 1995................        F-5
     Statements of Cash Flows For the Years Ended December 31, 1996 and 1995...........................        F-6
     Notes to Financial Statements.....................................................................        F-7
PROFLIGHT MEDICAL RESPONSE, INC. (UNAUDITED)
     Condensed Combined Balance Sheets as at September 30, 1997 (Unaudited)............................       F-13
     Condensed Combined Statements of Operations For the Nine Month Period Ended September 30, 1997 and
      1996 (Unaudited).................................................................................       F-14
     Condensed Combined Statements of Cash Flows For the Nine Month Period Ended September 30, 1997 and
      1996 (Unaudited).................................................................................       F-15
     Notes to Financial Statements (Unaudited).........................................................       F-16
AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
     Independent Auditors' Report -- Staff Maikels & Ciampino, P.C.....................................       F-21
     Combined Balance Sheet as at December 31, 1996....................................................       F-22
     Combined Statements of Operations and Retained Earnings For the Years Ended December, 1996 and
      1995.............................................................................................       F-23
     Combined Statements of Cash Flows For the Years Ended September 30, 1996 and 1995.................       F-24
     Notes to Financial Statements.....................................................................       F-25
AIR RESPONSE AND AIR RESPONSE SOUTH, INC. (UNAUDITED)
     Condensed Combined Balance Sheets as at September 30, 1997 and September 30, 1996 (Unaudited).....       F-31
     Condensed Combined Statements of Operations For the Nine Month Period Ended September 30, 1997 and
      1996 (Unaudited).................................................................................       F-32
     Condensed Combined Statements of Cash Flows For the Nine Month Period Ended September 30, 1997 and
      1996 (Unaudited).................................................................................       F-33
     Notes to Financial Statements (Unaudited).........................................................       F-34
PROFLIGHT MEDICAL RESPONSE, INC. PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     Pro Forma Presentation Statement..................................................................       F-35
     Pro Forma Statement of Operations For the Year Ended December 31, 1996 (Unaudited)................       F-36
     Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Unaudited).........................       F-37
     Pro Forma Statement of Operations For the Nine Months Ended September 30, 1997 (Unaudited)........       F-39

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
PROFLIGHT MEDICAL RESPONSE, INC.

     We have audited the accompanying balance sheets of Proflight Medical Response, Inc. (a Colorado corporation) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proflight Medical Response, Inc. as of December 31, 1996 and 1995 and the results of its operations and cash flows for each of the years then ended, in conformity with generally accepted accounting principles.


     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note B to the financial statements, the Company's total current liabilities exceed total current assets as of December 31, 1996, the Company experienced a significant loss in 1996 and the Company has a stockholder's deficit as of December 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          GRANT THORNTON LLP


Denver, Colorado


January 16, 1997 (except for note K,
  Subsequent Events, as to which the
  date is February 17, 1997, and note F,
  Commitments and Contingencies -- Litigation, as to which the date is April 24, 1997)

                        PROFLIGHT MEDICAL RESPONSE, INC.
                                 BALANCE SHEETS


                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
                                        ASSETS
Current assets
     Cash and cash equivalents........................................................   $   --        $    1,684
     Accounts receivable, trade
       Air Response, Inc..............................................................      131,887        46,600
       Other..........................................................................      369,908       313,782
                                                                                         ----------    ----------
                                                                                            501,795       360,382
          Less allowance for doubtful accounts........................................       40,000        28,647
                                                                                         ----------    ----------
                                                                                            461,795       331,739
     Other current assets.............................................................       13,003         8,705
                                                                                         ----------    ----------
               Total current assets...................................................      474,798       342,124
Property and equipment -- at cost
     Aircraft.........................................................................    4,281,883     1,760,873
     Furniture and fixtures...........................................................       22,997        17,755
     Medical equipment................................................................      160,262       102,185
                                                                                         ----------    ----------
                                                                                          4,465,142     1,880,813
          Less accumulated depreciation and amortization..............................     (337,013)     (405,233)
                                                                                         ----------    ----------
                                                                                          4,128,129     1,475,580
Other assets
     Note receivable -- Air Response, Inc.............................................      200,000        --
     Deferred loan costs, less accumulated amortization of $16,250 in 1996............       93,750        --
     Deferred offering costs..........................................................       10,000        --
     Cost of intangible business asset, less accumulated amortization of $4,000.......       26,000        --
     Other............................................................................       42,489        --
                                                                                         ----------    ----------
                                                                                            372,239        --
                                                                                         ----------    ----------
               Total assets...........................................................   $4,975,166    $1,817,704
                                                                                         ----------    ----------
                                                                                         ----------    ----------
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
     Current portion of notes payable
          Stockholders................................................................   $  369,694    $   56,160
          Other.......................................................................      572,253       143,502
     Bank overdraft...................................................................       19,910        --
     Accounts payable -- trade........................................................      495,791       281,031
     Accrued liabilities..............................................................       97,461        18,772
                                                                                         ----------    ----------
               Total current liabilities..............................................    1,555,109       499,465
Notes payable, less current portion
     Stockholders.....................................................................       --            10,000
     Other............................................................................    3,963,935     1,360,520
                                                                                         ----------    ----------
                                                                                          3,963,935     1,370,520
                                                                                         ----------    ----------
               Total liabilities......................................................    5,519,044     1,869,985
Commitments and contingencies.........................................................       --            --
Stockholders' deficit
     Common stock -- authorized 20,000,000 shares of $.001 par value; issued and
      outstanding, 3,225,000 and 1,156,068 for 1996 and 1995, respectively............        3,225         1,156
     Paid-in capital (deficit)........................................................     (436,098)      143,662
     Preferred stock -- authorized 500,000 shares of $1.00 par value; none issued and
      outstanding.....................................................................       --            --
                                                                                         ----------    ----------
                                                                                           (432,873)      144,818
     Accumulated deficit..............................................................     (111,005)     (197,099)
                                                                                         ----------    ----------
               Total stockholders' deficit............................................     (543,878)      (52,281)
                                                                                         ----------    ----------
                    Total liabilities and stockholders' deficit.......................   $4,975,166    $1,817,704
                                                                                         ----------    ----------
                                                                                         ----------    ----------


        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------

Operating revenue
     Air ambulance....................................................................   $3,090,527    $2,310,276
     Medical..........................................................................      607,490       515,578
     Passenger........................................................................      175,068        14,486
     Maintenance......................................................................       33,126        45,195
                                                                                         ----------    ----------
          Total operating revenue.....................................................    3,906,211     2,885,535
Operating expenses
     Flying operations................................................................    2,410,300     1,617,651
     Maintenance......................................................................      591,207       343,020
     Promotion and sales..............................................................      255,616        31,909
     General and administrative.......................................................      650,036       353,969
     Depreciation and amortization....................................................      377,930       276,538
                                                                                         ----------    ----------
          Total operating expenses....................................................    4,285,089     2,623,087
                                                                                         ----------    ----------
Operating income (loss)...............................................................     (378,878)      262,448
Nonoperating expenses (income)
     Interest expense.................................................................      287,188       150,254
     Other, net.......................................................................          (34)       (4,915)
                                                                                         ----------    ----------
          Total nonoperating expenses.................................................      287,154       145,339
                                                                                         ----------    ----------
          Net earnings (loss).........................................................   $ (666,032)   $  117,109
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Net earnings (loss) per share.........................................................     $(.19)         $.03
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Weighted average number of shares outstanding.........................................    3,525,000     3,525,000
                                                                                         ----------    ----------
                                                                                         ----------    ----------

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                       COMMON STOCK
                                                    -------------------     PAID-IN     (ACCUMULATED
                                                     SHARES      AMOUNT     CAPITAL       DEFICIT)        TOTAL
                                                    ---------    ------    ---------    ------------    ---------

Balance at January 1, 1995.......................   1,156,068    $1,156    $ 137,162     $ (314,208)    $(175,890)
Net earnings.....................................      --         --                        117,109       117,109
Capital contribution recognized in lieu of
  interest payment...............................      --         --           6,500        --              6,500
                                                    ---------    ------    ---------    ------------    ---------
Balance at December 31, 1995.....................   1,156,068    1,156       143,662       (197,099)      (52,281)
Net loss.........................................      --         --          --           (666,032)     (666,032)
Transfer of S-corporation accumulated deficit to
  paid-in capital................................      --         --        (752,126)       752,126        --
Cost of 387,282 shares of common stock retired...    (387,282)    (387 )     (12,678)       --            (13,065)
Common stock issued for cash.....................     231,214      231        99,769        --            100,000
Common stock, issued for bridge loans............   1,475,000    1,475        48,525        --             50,000
Common stock issued for bridge loans.............     700,000      700        34,300        --             35,000
Common stock issued for services.................      30,000       30         1,470        --              1,500
Common stock issued in conjunction with loan.....      20,000       20           980        --              1,000
                                                    ---------    ------    ---------    ------------    ---------
Balance at December 31, 1996.....................   3,225,000    $3,225    $(436,098)    $ (111,005)    $(543,878)
                                                    ---------    ------    ---------    ------------    ---------
                                                    ---------    ------    ---------    ------------    ---------


        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1996         1995
                                                                                          ----------    ---------

Increase (decrease) in cash and cash equivalents.......................................
Cash flows from operating activities
     Net earnings (loss)...............................................................   $ (666,032)   $ 117,109
     Adjustment to reconcile net earnings (loss)
       to net cash provided by operating activities
          Depreciation and amortization................................................      377,930      276,538
          Stock issued for services....................................................        2,500       --
          Imputed interest on note.....................................................       --            6,500
          Changes in assets and liabilities............................................
               (Increase) in accounts receivable.......................................     (130,060)    (127,248)
               (Increase) in other assets..............................................      (76,787)      (8,705)
               Increase in accounts payable............................................      214,760       39,184
               Increase in accrued liabilities.........................................       78,689        4,219
                                                                                          ----------    ---------
                    Net cash provided by (used in) operating activities................     (199,000)     307,597
Cash flows from investing activities
     Acquisition of property and equipment.............................................   (3,858,564)    (384,743)
     Issuance of note receivable.......................................................     (200,000)      --
                                                                                          ----------    ---------
                    Net cash flows used in investing activities........................   (4,058,564)    (384,743)
Cash flows from financing activities...................................................
     Increase in deferred costs........................................................      (35,000)      --
     Proceeds from sale of stock.......................................................      100,000       --
     Retirement of common stock........................................................      (13,065)      --
     Increase (decrease) in bank overdraft.............................................       19,910      (43,419)
     Principal payments on notes payable...............................................     (175,745)    (133,071)
     Proceeds from notes payable.......................................................    4,359,780      255,320
                                                                                          ----------    ---------
                    Net cash provided by financing activities..........................    4,255,880       78,830
                                                                                          ----------    ---------
                    Net increase (decrease) in cash and cash equivalents...............       (1,684)       1,684
Cash and cash equivalents, beginning of year...........................................        1,684       --
                                                                                          ----------    ---------
Cash and cash equivalents, end of year.................................................   $   --        $   1,684
                                                                                          ----------    ---------
                                                                                          ----------    ---------
Supplemental disclosure of cash flow information
          Cash paid during the year for interest.......................................   $  262,808    $ 148,215
Supplemental schedule of noncash investing and financing activities
          Common stock issued for promotion and financing services.....................       85,000       --
          Capital contribution recognized in lieu of interest payment..................       --            6,500
          Property and equipment acquired through long-term debt financing.............       --          480,000
          Refinancing of long-term debt................................................      435,687      836,680

        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of Proflight Medical Response, Inc.'s (the Company) significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1. HISTORY AND BUSINESS ACTIVITY

     Proflight Medical Response, Inc. provides airborne transport for patients who are critically ill, injured or otherwise incapacitated such that they may require emergency medical care during flight. Services are provided by the Company for hospital patients who need to be transported to other hospitals; hospital patients who need to be transported to residences or nursing homes and other convalescent facilities; organ transplant harvest teams and harvested organs and significant numbers of vacationers who become ill or injured during trips. The flights operated are generally long distance in nature and they include international as well as domestic transport.

2. CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

3. PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Major additions, betterments, and renewals are capitalized. Maintenance and repairs are charged to operating expenses as they are incurred. Depreciation and amortization to estimated residual values are computed on the straight-line basis for the aircraft; the units of production method for aircraft engines/overhauls; the double-declining method is used for all other property and equipment, over the estimated useful lives of the related assets as follows:


Aircraft..........................................................                 20 years
Aircraft engines/overhauls........................................   Estimated flight hours
Furniture and fixtures............................................              5 - 7 years
Medical equipment.................................................                  7 years

4. DEFERRED OFFERING COSTS

     The Company has deferred the costs in connection with the proposed public offering (note B). The costs will be charged against common stock if the offering is successful, or will be charged to expense if the offering is unsuccessful.

5. EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. During the years ended December 31, 1995 and 1996, the Company effected a 50 to 1 and
3.85356 to one stock split, respectively. All shares and per share amounts have been retroactively restated to reflect the splits. In addition, the weighted average calculation considers all stock issued in 1996 and 300,000 shares issued in January, 1997 to be outstanding as of January 1, 1995.

6. INCOME TAXES

     In 1995, income taxes on net earnings are payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for Federal income taxes.

     In October 1996, the Company lost its S corporation status as a result of issuing stock to the corporation. Therefore, the Company will be taxed as a C corporation for a portion of 1996. Accordingly, the accumulated deficit has been closed to paid-in capital as of November 1, 1996. For

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


1996, deferred income taxes are provided for items which are reported for tax purposes in different periods than in the financial statements. See note I for a summary of the income tax provision.


7. USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- REALIZATION OF ASSETS


     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company experienced a $666,032 loss during 1996 and has accumulated a deficit in stockholders' equity of $543,878 through December 31, 1996. In addition, total current liabilities exceed total current assets by approximately $1,080,000 as of December 31, 1996.


     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Management plans to continue expanding services through the purchase of additional aircraft, resulting in increased revenues, more efficient use of current aircraft, and proportionately lower operating costs. Management believes this should provide a higher gross margin. In addition, the Company is pursuing additional financing from outside sources, including an initial public offering
(IPO) (see note E). With the proceeds of the IPO, management intends to acquire a company which will more than double current sales. Management believes this combination will allow both companies to operate more efficiently through elimination of certain duplicate general and administrative costs, purchasing discounts on aircraft fuel, and more efficient use of each aircraft. Management believes that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern.

NOTE C -- NOTE RECEIVABLE - AIR RESPONSE, INC.

     In 1996, the Company loaned $200,000 to Air Response, Inc., a company it intends to purchase (see note E -- Acquisition), who is also a major customer. The note bears interest at 10%. The note is payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000.


NOTE D -- DEFERRED LOAN COSTS



     During 1996 the Company issued 1,475,000 shares and 700,000 shares of Common Stock in conjunction with obtaining bridge loan financing. This stock was recorded at a fair value of $.03 per share and $.05 per share, respectively, and will be amortized as interest expense over the one year term of the Notes.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


NOTE E -- NOTES PAYABLE


     Notes payable at December 31 consisted of the following:

                                                                                  1996          1995
                                                                               ----------    ----------
Shareholders
     10.0% note to a shareholder, issued on October 28, 1993, with interest on the loan for the first 24 months to be in the form of additional ownership in the Company. Thereafter, to be paid in sixteen monthly installments of $5,026, including interest; due March 1997. At
       December 31, 1996, the entire balance is in default and is reflected
       as current...........................................................   $   19,694    $   66,160
     10.0% notes with nineteen shareholders payable in full, principal and interest, on the earlier of one year from date of each note or upon
       closing of an initial public offering................................      350,000        --
                                                                               ----------    ----------
                                                                                  369,694        66,160
     Less current maturities................................................      369,694        56,160
                                                                               ----------    ----------
                                                                               $   --        $   10,000
                                                                               ----------    ----------
                                                                               ----------    ----------
Other
     9.75% note due in monthly installments of $5,304 including interest, due December 20, 2002; refinanced in 1996; collateralized by a 1969
       Learjet 24B and other key components.................................   $   --        $  322,000
     11.0% note due in monthly installments of $7,576 including interest, due March 20, 2005; refinanced in 1996; collateralized by a 1971
       Learjet 25C and other key components. Guaranteed by certain
       stockholders.........................................................       --           526,334
     10.5% note due in monthly installments of $8,023 including interest, due February 14, 2000; refinanced in 1996; collateralized by a 1973
       Learjet 25B-XR and other key components. Guaranteed by certain
       stockholders.........................................................       --           435,688
     9.75% note due in monthly installments of $19,419 including interest, due November 10, 2006; collateralized by a 1978 Learjet 35A and other
       equipment............................................................    1,477,646        --
     9.75% note due in 60 monthly installments of $14,720, including interest, beginning December 15, 1996, with a balloon payment of
       $322,284 due on December 15, 2001; collateralized by a 1973 Learjet
       25B and other equipment. Guaranteed by certain stockholders..........      886,139        --
     10.5% note due in 59 monthly installments of $17,717, including interest, beginning June 30, 1996, with a balloon payment of $841,995 due on May 31, 2001, collateralized by a 1978 Learjet 35A. Guaranteed
       by certain stockholders..............................................    1,268,241        --
     10.5% note due in 55 monthly installments of $6,513, including interest, beginning November 15, 1996, with a balloon payment of
       $324,627 due on June 15, 2001; collateralized by a 1978 Learjet 35A.
       Guaranteed by certain stockholders...................................      478,053        --
     10.0% note, issued January 16, 1996, due in monthly installments of
       $1,500, with the balance due on July 16, 1996. Defaulted in 1996 and interest rate increased to 20.0%; entire balance reflected as
       current..............................................................       85,009        --
     10.25% line of credit with bank, due February 27, 1997.................       43,100        --

                                                  (table continued on next page)

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(table continued from previous page)

                                                                                  1996          1995
                                                                               ----------    ----------

     3% plus prime note with monthly interest only payments, due May 20,
       1997; secured by a third lien on a 1973 Learjet 25B-XR and a second
       interest in all accounts receivable and certain medical equipment....      100,000        --
     11.0% note with monthly interest only payments and annual principal payments of $22,000 for March 1996, $44,000 for March 1997 and
       $154,000 for March, 1998; secured by a secondary lien in a 1973
       Learjet 25B-XR and other key components, as well as all accounts receivable, and certain medical equipment and other assets as
       specified in the agreement...........................................   $  198,000    $  220,000
                                                                               ----------    ----------
                                                                                4,536,188     1,504,022
Less current maturities.....................................................      572,253       143,502
                                                                               ----------    ----------
                                                                               $3,963,935    $1,360,520
                                                                               ----------    ----------
                                                                               ----------    ----------

     The aggregate maturities of the notes payable are as follows:

YEAR ENDING DECEMBER 31,
------------------------

          1997 ......................................   $  941,947
          1998 ......................................      485,679
          1999 ......................................      366,532
          2000 ......................................      405,054
          2001 ......................................    1,799,327
    Thereafter ......................................      907,343
                                                        ----------
                                                        $4,905,882
                                                        ----------
                                                        ----------


NOTE F -- COMMITMENTS AND CONTINGENCIES


LEASES

     The Company leased aircraft, office space and office equipment under operating lease arrangements. Total lease payments were $86,738 and $24,734 for the years ended December 31, 1996 and 1995, respectively. In addition, as part of the aircraft lease, the Company is required to make monthly payments of $150 per engine hour flown. A total of $12,720 was recognized in 1996 as maintenance expense.

     The minimum rental commitments under the noncancelable lease agreements are as follows:

YEAR ENDING DECEMBER 31,
------------------------
          1997 ........................................   $181,788
          1998 ........................................    143,495
                                                          --------
                                                          $325,283
                                                          --------
                                                          --------

ACQUISITION


     As of December 31, 1996, the Company has signed a letter of intent to acquire Air Response, Inc. and Air Response South, Inc., air ambulance companies based in New York and Florida. The purchase price for these companies is $2,000,000, of which $1,000,000 is payable on the closing by the Company of an initial public offering (IPO) and $1,000,000 is payable two years from the date of the closing of the IPO. In addition, the Company will issue shares of common stock equal to $2,500,000 based upon the initial public offering price two years from the closing of the offering to the former shareholder of Air Response, Inc. and Air Response South, Inc.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In conjunction with the proposed public offering, the Company has also signed an agreement to retain its attorneys for anticipated legal work. The estimated range of legal fees for this work is between $75,000 and $100,000.

LITIGATION


     In March 1997, the Company and the Company's President were named in a lawsuit Susan Fuller v. Proflight, Inc., Kevin Burkhardt, Andrew Hiestand and James Fuller, Arapahoe County District Court, Colorado which alleges that the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The lawsuit is in its early stages and the Company is unable to predict the outcome of this matter and no provision has been provided for in the financial statements. In April 1997, the Company filed a motion to dismiss as is the alternative for summary judgment. The Company, through its counsel, intends to vigorously defend against this action.



NOTE G -- MAJOR CUSTOMERS


     The Company had approximate sales to major customers as follows:

CUSTOMER                                                                 1996    1995
----------------------------------------------------------------------   ----    ----

A.....................................................................    13%     17%
B.....................................................................    10%     12%
C.....................................................................     8%     10%
D (Air Response, Inc.)................................................     8%     10%

     In addition, the Company is due approximately $132,000 in accounts receivable and $200,000 in a note receivable (see note C) from Air Response, Inc. This customer is the company Proflight intends to purchase as discussed in note E -- Acquisition.


NOTE H -- ACCOMMODATION AGREEMENT


     In order for the Company to obtain sufficient financing to purchase a 1973 Learjet 25B-XR, it was necessary for the Company to have an accommodator guarantee repayment of a loan. In exchange, the accommodator is paid a fee of $100 per month for each month that the loan is outstanding.


NOTE I -- INCOME TAXES


     There is no income tax expense or benefit for 1996. The provision for income taxes differs from the amount determined by applying the statutory rate to net income before taxes, due to the following reasons for the year ended December 31, 1996:

Income tax benefit at statutory rate.............................................   $(246,000)
Benefit for Subchapter S loss....................................................     205,000
Change in valuation allowance....................................................      52,000
Other............................................................................     (11,000)
                                                                                    ---------
Income tax benefit...............................................................   $  --
                                                                                    ---------
                                                                                    ---------

     Components of deferred tax assets at December 31, 1996 are as follows:

Net operating loss carryforwards.................................................   $  34,000
Allowance for bad debts..........................................................      15,000
Accruals.........................................................................       3,000
                                                                                    ---------
                                                                                       52,000
Valuation allowance..............................................................     (52,000)
                                                                                    ---------
Net assets.......................................................................   $  --
                                                                                    ---------
                                                                                    ---------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     For pro forma purposes, there would be no income tax expense for 1995, as the Company would have net operating loss carryovers available from prior years to offset any taxable income. The Company has net operating loss carryforwards for tax purposes of approximately $93,000 which expire in the year 2011.


NOTE J -- DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS


     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS

     The carrying amount approximates fair value because of the short maturity of those instruments.

NOTES RECEIVABLE

     It is not considered practicable to estimate the fair value of the note receivable due to the related-party nature of the transaction.

NOTES PAYABLE

     Carrying amount approximates fair value as the interest rates approximate market rates at December 31, 1996 and 1995.


NOTE K -- SUBSEQUENT EVENTS


     On January 14, 1997, the Company paid $42,600 on a note payable that was in default at December 31, 1996. The balance of the note was $85,009 at December 31, 1996.

     On January 13, 1997, the Company received an additional $150,000 in a bridge loan from an existing shareholder. The Company issued 300,000 shares of common stock to the noteholder. The note bears interest at 10% and is due on the earlier of one year from the date of the note or upon closing of an initial public offering.


     On February 17, 1997, the Company amended its Articles of Incorporation to have the authority to issue 500,000 shares of $1 par value preferred stock and increased the number of authorized common shares to 20,000,000. In addition, the Company changed its name from Proflight, Inc. to Proflight Medical Response, Inc. These changes have been given retroactive treatment.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                       CONDENSED COMBINED BALANCE SHEETS





                                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                                          1997             1996
                                                                                      -------------    ------------
                                                                                       (UNAUDITED)
                                      ASSETS
Current assets
     Cash and cash equivalents.....................................................    $    59,370      $  --
     Accounts receivable, trade....................................................        569,767         501,795
          Less allowance for doubtful accounts.....................................        (40,000)        (40,000)
                                                                                      -------------    ------------
                                                                                           529,767         461,795
     Other current assets..........................................................          8,707          13,003
                                                                                      -------------    ------------
          Total current assets.....................................................        597,844         474,798
Property and equipment -- at cost
     Aircraft......................................................................      3,118,526       4,281,883
     Furniture and fixtures........................................................         40,700          22,997
     Medical equipment.............................................................        164,787         160,262
                                                                                      -------------    ------------
                                                                                         3,324,013       4,465,142
          Less accumulated depreciation and amortization...........................       (548,030)       (337,013)
                                                                                      -------------    ------------
                                                                                         2,775,983       4,128,129
Other assets.......................................................................        341,489         372,239
                                                                                      -------------    ------------
                                                                                       $ 3,715,316      $4,975,166
                                                                                      -------------    ------------
                                                                                      -------------    ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
     Current portion, notes payable
       Stockholders................................................................    $   194,857      $  369,694
       Other.......................................................................        571,811         572,253
     Bank overdraft................................................................          1,449          19,910
     Accounts payable -- trade.....................................................        699,321         495,791
     Accrued liabilities...........................................................         84,539          97,461
                                                                                      -------------    ------------
          Total current liabilities................................................      1,551,977       1,555,109
Notes payable, less current portion
     Stockholders..................................................................        --              --
     Other.........................................................................      2,385,080       3,963,935
                                                                                      -------------    ------------
                                                                                         2,385,080       3,963,935
                                                                                      -------------    ------------
Total liabilities..................................................................      3,937,057       5,519,044
Stockholders' equity (deficit)
     Common stock -- authorized 20,000,000 shares of $.001 par value: 2,665,607 issued and outstanding at September 30, 1997, 3,225,000 issued and
      outstanding at December 31, 1996.............................................          2,666           3,225
     Paid in capital (deficit).....................................................         30,711        (436,098)
     Preferred stock -- authorized 500,000 at $1.00 par value: none issued and
      outstanding..................................................................        --              --
     Accumulated (deficit).........................................................       (255,118)       (111,005)
                                                                                      -------------    ------------
          Total stockholder (deficit)..............................................       (221,741)       (543,878)
                                                                                      -------------    ------------
               Total liabilities and stockholders deficit..........................    $ 3,715,316      $4,975,166
                                                                                      -------------    ------------
                                                                                      -------------    ------------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS



                                                               THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                 SEPTEMBER 30,               SEPTEMBER 30,
                                                            ------------------------    ------------------------
                                                               1997          1996          1997          1996
                                                            ----------    ----------    ----------    ----------

Operating revenue........................................   $1,214,946    $1,205,291    $3,749,190    $2,942,888

Flying operations........................................      819,503       639,816     2,287,675     1,722,489
Maintenance..............................................      219,391        98,927       660,408       375,481
Promotion and sales......................................       23,852        53,148        85,305        96,838
General and administration...............................      489,796       212,888       946,683       478,901
Depreciation and amortization............................       55,686       108,704       222,748       329,720
                                                            ----------    ----------    ----------    ----------
          Total operating expenses.......................    1,608,228     1,113,483     4,202,819     3,003,429
                                                            ----------    ----------    ----------    ----------
Operaring income (loss)..................................     (393,282)       91,808      (453,629)      (60,541)
Nonoperating expenses (income)
     Sale of aircraft....................................                                 (536,642)
     Interest expense....................................       68,970        83,370       227,126       180,812
                                                            ----------    ----------    ----------    ----------
          Total nonoperating expenses (income)...........       68,970        83,370      (309,516)      180,812
Income (loss) before taxes...............................     (462,252)        8,438      (144,113)     (241,353)
Income taxes.............................................       --            --            --            --
                                                            ----------    ----------    ----------    ----------
          Net earnings (loss)............................   $ (462,252)   $    8,438    $ (144,113)   $ (241,353)
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Net earnings (loss) per share............................    $(0.17)        $0.002       $(0.05)       $(0.07)
Number of shares outstanding.............................    2,665,607     3,525,000     2,665,607     3,525,000
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS



                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                       --------------------------
                                                                                          1997           1996
                                                                                       -----------    -----------

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
     Net earnings (loss)............................................................   $  (144,113)   $  (241,353)
     Adjustment to reconcile net earnings (loss) to net cash provided by (used in)
      operating activities
          Gain on sale of aircraft..................................................      (536,642)       --
          Depreciation and amortization.............................................       222,748        498,887
          Changes in assets and Liabilities
               Decrease (increase) in accounts receivable...........................       (67,972)       (72,528)
               Decrease in prepaids.................................................         4,296        --
               (Increase) in other assets...........................................       (13,000)       (29,170)
               (Decrease) increase in accounts payable..............................       203,530        115,317
               (Decrease) in accrued liabilities....................................       (12,922)       498,714
                                                                                       -----------    -----------
          Net cash provided by (used in) operating activities.......................      (344,075)       770,867
Cash flows from investing activities
          Net sale of property and equipment........................................     1,666,040        --
                                                                                       -----------    -----------
          Net purchase of property and equipment....................................       --          (1,728,191)
Cash flows from financing activities
     Increase in deferred costs.....................................................        10,000        --
     Proceeds from sale of stock....................................................       500,000        100,000
     Repurchase of company stock....................................................       --            (190,000)
     Repayment of bank overdraft....................................................       (18,461)       --
     Principal payments on long-term debt...........................................      (382,184)       --
     Proceeds from notes payable....................................................       175,000      1,065,854
     Repayment of notes payable.....................................................    (1,546,950)       --
                                                                                       -----------    -----------
          Net cash provided by (used in) financing activities.......................    (1,262,595)       975,854
          Net increase in cash and cash equivalents.................................        59,370         18,530
Cash and cash equivalents, beginning of period......................................       --               1,684
                                                                                       -----------    -----------
Cash and cash equivalents, end of period............................................   $    59,370    $    20,214
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Supplemental disclosure of cash flow information
     Cash paid during the period for interest.......................................   $   227,126    $   180,812
     Stock issued for debt..........................................................        16,250        --
     Notes forgiven from bridge lenders.............................................       500,000        --

                        PROFLIGHT MEDICAL RESPONSE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited condensed combined financial statements of Proflight Medical Response, Inc. (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements.


     The accompanying unaudited condensed combined financial statements and disclosures reflect all adjustments (consisting only of normal recurring adjustments) which, in the opinion of the management, are necessary for fair presentation of the results of operations, financial position, and cash flow of the Company. The results of operations for the periods indicated are not necessarily indicative of the results for the full year.



NOTE 2. STOCK OPTIONS



     The Company has chosen to account for stock based compensation using the intrinsic value method prescribed in Accounting Principles Broad Opinion No. 25, 'Accounting for Stock issued to Employees', and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price.



NOTE 3. REALIZATION OF ASSETS



     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company experienced a $144,113 loss during the nine months ended September 30, 1997 and has accumulated a deficit in stockholders' equity of $221,741 through September 30, 1997. In addition, total current liabilities exceed total current assets by approximately $954,133 as of September 30, 1997.



     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.



     Management plans to continue expanding services through the purchase of additional aircraft, resulting in increased revenues, more efficient use of current aircraft, and proportionately lower operating costs. Management believes this should provide a higher gross margin. In addition, the Company is pursuing additional financing from outside sources, including an initial public offering
(IPO). With the proceeds of the IPO, management intends to acquire a company which will more than double current sales. Management believes this combination will allow both companies to operate more efficiently through elimination of certain duplicate general and administrative costs, purchasing discounts on aircraft fuel, and more efficient use of each aircraft. Management believes that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



NOTE 4. DEPRECIATION


     The company owns the following aircraft. They have been depreciated using the 20 year straight line method for the aircraft's airframe. The engines are depreciated separately based on $50 (Lear 25) and $108 (Lear 35A) per engine hour flown.

                                                                                              AMOUNT OWED
                                                                                                 AS OF
                                                                                               SEPTEMBER
                                                                                                  30,
                  TYPE OF AIRCRAFT                      DATE OF PURCHASE    PURCHASE PRICE       1997
-----------------------------------------------------   ----------------    --------------    -----------

1973 Lear 25B........................................       04/01/95          $  893,698      $  824,242
1976 Lear 35A........................................       05/31/96           1,480,000       1,206,534
MSP for the Lear 35A.................................       08/15/96             481,669         456,337


NOTE 5. LOAN FROM DIRECTOR


     In November of 1993, a stock purchase agreement was entered into by the Company and a current director for the purchase of 20% of the Company's stock for $75,000 plus a loan of $75,000. The loan is being repaid in 16 monthly payments of $5,026.42 each, which includes interest of 10% APR. Balance owed as of 9-30-97 is $19,857.08 which has been extended for payment, at 10%APR, until 11-30-97.


NOTE 6. EQUIPMENT LOANS


     The Company has notes to the following lenders on each of its aircraft:


                                                                   AMOUNT                MONTHLY
                AIRCRAFT                          LENDER          FINANCED     (APR)%    PAYMENT
-----------------------------------------   ------------------   ----------    ------    -------

Lear 25B.................................   Norwest Bank         $  893,698     9.75     $14,720(a)
Lear 35A.................................   Textron Financial     1,313,000     10.5      17,717(b)
Lear 35A msp.............................   Textron Financial       481,669     10.5       6,513(c)


------------

All of aircraft loans are personally guaranteed by one or more of the Company's President and two directors.

 (a) 60 monthly payments of $14,720 each conclude in November of 2001, with a final payment of $319,786 due December 1, 2001.

 (b) 59 monthly payments of $17,717 with a final payment of $841,995 due May 31, 2001.

 (c) Engine maintenance insurance including overhauls for Lear 35A. 55 monthly payments of $6,513 with a final payment of $324,627 due June 15, 2001.


NOTE 7. NOTES PAYABLE


     In March of 1995 the company entered into a loan agreement to help with the down payment and start up costs of the Lear 25B aircraft. The note was for $220,000 at 11% APR due March 17, 1998 and secured by the Lear 24B. Terms are:
$22,000 due March 17, 1996 (which has been paid), $44,000 due March 17, 1997, and balance of $154,000 due March 17, 1998. In March of 1997 the remaining balance of $198,000 was extended to 9-30-98 with interest at 11% APR due monthly. In February of 1996, the Company established a $50,000 credit line with a bank to help its cash flow position. Terms are interest only monthly until maturity in February of 1998. In May of 1996 the Company entered into a loan agreement to help with the down payment and initial start up costs associated with the Lear 35A. The note for $100,000 is interest only for 12 months based on prime plus 3%. In March of 1997 the loan was extended to 9-30-98 with interest only payments based on Cont. prime plus 3%, due monthly. In February of 1997 the Company received a $150,000 loan to help offset slow receivables. The terms of the note is interest only on prime plus 3% per month, payable monthly. The note is due November 30, 1997. In March the Company received a $125,000 bridge loan to be repaid a IPO or in one year,

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



whichever occurs sooner. Interest on the loan is 10% APR and 25,000 shares of common stock. In September of 1997 a shareholder loaned the Company $50,000 at 8% APR. Principal and interest is due on demand. In July of 1997 the Company extended a note with a former shareholder to December of 1997. The balance of this note as of September 30, 1997 is $35,291. Monthly installments of $1500 are being paid to cover interest at 20% APR, with the balance being applied to principle.



NOTE 8. LEASES



     In December of 1996, the Company entered into a two year lease agreement on a Lear 25B aircraft. Terms are for a $13,000 per month lease payment along with $150 per engine hour flown. Minimum commitment under the noncancellable lease is $325,000. In February Two the Company entered into a seven year office building lease for 9364 sq. feet of office space at 7211 S. Peoria Street, Englewod, CO. Monthly rental is $11,705. The Company moved to the facilities in June of 1997.



NOTE 9. RELATED PARTY TRANSACTIONS



     In April of 1997 bridge loans from shareholders totaling $500,000 were forgiven. In April of 1997 shares totaling 500,000 were retired that were owned by the President and Directors in return for options to purchase 1,000,000 shares of common stock at $4.00 per share. In September of 1997 the President and Directors agreed to retire an additional 384,393 shares in return for future potential incentives. These incentives include the issuance of 768,786 shares of common stock to the President and two directors if the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the first two years from the date of this Prospectus.



NOTE 10. EMPLOYMENT AGREEMENTS



     In March 1997, the Company entered into an amended employment agreement with Donald Jones to serve as the Company's Vice President of Sales. The employment agreement is for a six-year term commencing upon consummation of the Offering and is subject to successive automatic renewal periods of one year unless earlier terminated. Mr. Jones is to receive a 5% increase in his base salary in years four, five and six. Pursuant to the terms of this employment agreement, Mr. Jones is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Jones will receive a base salary of $150,000 per annum. In addition, Mr. Jones will receive a stock bonus in the total amount of 250,000 common shares if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus, provided, however, that such stock bonus will not be granted if it would negatively affect the listing of the Company's Common Stock on the Nasdaq Smallcap. Such bonus is subject to vesting at a rate of 50% upon realization by the Company of the minimum $1 million in pretax profits and 25% on each of the next two anniversaries thereof. The Company has agreed to pay Mr. Jones a relocation bonus of $100,000 and reasonable relocation expenses. Mr. Jones will also have the right to participate in all benefit plans afforded to other comparable officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance. Mr. Jones's employment agreement contains certain confidentiality and non-competition provisions. Either the Company or Mr. Jones may cancel the agreement for any reason after six years upon 60 days prior notice.



     On March 31, 1997, the Company entered into an employment agreement with Kevin L. Burkhardt, the Company's President and Chief Executive Officer for a term of five years with successive automatic renewal periods of one year with a base salary of $90,000 for the first year and 10% increases in each of the following years. Mr. Burkhardt will receive a $25,000 one time bonus if he consummates another acquisition. In addition, Mr. Burkhardt will receive a stock bonus in the total amount of 336,658

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



shares of Common Stock if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus. Such bonus is is subject to vesting at a rate of 50% upon realization by the Company of the minimum profits and 25% on each of the next two anniversaries thereof. Pursuant to the terms of this employment agreement, Mr. Burkhardt is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.



     On October 31, 1997, the Company entered into an employment agreement with Steven Myers to serve as Assistant Vice President of Marketing, for a term of five years with successive automatic renewal periods of one year with a base salary of $70,000. In addition, Mr. Myers will receive a stock bonus in the total amount of 231,138 shares of Common Stock if the Company achieves a minimum of $1 million in pretax profits, before depreciation and amortization, in either of the first two years from the date of this Prospectus. Such bonus is subject to vesting at a rate of 50% upon realization by the Company of the minimum profits and 25% on each of the next two anniversaries thereof.



     On March 31, 1997, the Company entered into an employment agreement with David Cohen, the Company's Chief Financial Officer and Treasurer, for a term of three years with successive automatic renewal periods of one year with a base salary of $70,000. Pursuant to the terms of this employment agreement, Mr. Cohen is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Cohen will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.



     On March 31, 1997, the Company entered into an employment agreement with Jane S. Burkhardt, the Company's Secretary, for a term of three years with successive automatic renewal periods of one year with a base salary of $36,000. Pursuant to the terms of this employment agreement, Mrs. Burkhardt is required to devote 20 hours per week to fulfill her duties and responsibilities to the Company. Mrs. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.



     The Company also intends to issue a stock bonus to Charles Bartholomew in the amount of 200,990 common shares subject to the same requirements and vesting as those for Messrs. Jones, Burkhardt, and Myers.



NOTE 11. LEGAL PROCEEDINGS



     In March 1997, the Company and the Company's President were named in a lawsuit Susan Fuller v. ProFlight, Inc., Kevin Burkhardt, Andrew Iliestand and James Fuller, filed in Arapahoe County District Court, Colorado which alleges that the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The amount sought is $820,000, of which $250,000 is for emotional distress and $410,000 is for exemplary damages. The lawsuit is in its early stages, and the Company is unable to predict the outcome of this matter. Accordingly, no provision has been made for the litigation in the financial statements. In April 1997, the Company filed a motion to dismiss as the alternative to a motion for summary judgement, which the Company previously filed and which was denied. In September of 1997, Mr. James Fuller filed a separate complaint against the Company claiming that he is entitled to compensation for the value of shares of the Company's Common Stock which he alleges he

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



owns. No amount was stated in the suit. The Company maintains that Mr. Fuller never paid the agreed upon price for the shares and therefore never owned them. Moreover, Mr. Fuller signed the shares back to the Company in December 1994. The Company is trying to have the two Fuller cases consolidated and tried jointly. The Company, through its counsel, intends to vigorously defend against this action. No assurance can be made that the Company will reach a satisfactory resolution of the above stated proceedings. Failure to reach such a resolution could have a material adverse effect on the Company's financial condition or cash reserves.



NOTE 12. OTHER


SUBSEQUENT EVENTS


     In January of 1997, the Company issued an option to purchase 25,000 shares of common stock at $1.00 per share to a director of the Company. In March of 1997, the Company issued an option to purchase 25,000 shares common stock at $4.00 per share to Tom Cox in consideration for extending the due date on certain notes.



     In October of 1997 the Company signed a letter of intent with First Liberty Investment Group to act as managing underwriter on a firm commitment basis for a $4,920,000 IPO. The underwriting calls for the sale of 1,200,000 shares of common stock at $4.00 per share and 1,200,000 warrants at $0.10 each. The IPO is scheduled for December of 1997.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
AIR RESPONSE, INC. and
  AIR RESPONSE SOUTH, INC.
Fort Plain, New York 13339



     We have audited the accompanying combined balance sheet of AIR RESPONSE, INC. (a New York corporation) and AIR RESPONSE SOUTH, INC. (a Florida corporation) (combined 'the Companies') as of December 31, 1996 and the statements of operations and retained earnings, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on the financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Air Response, Inc. and Air Response South, Inc. as of December 31, 1996, and the combined results of their operations and their cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.



June 13, 1997



STAFF MAIKELS & CIAMPINO P.C.
Albany, New York

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996



                                               ASSETS

Current assets:
     Cash and cash equivalents......................................................................   $  254,799
     Cash and cash equivalents -- restricted........................................................       37,498
     Accounts receivable, net of allowance for doubtful accounts of $46,660.........................      523,964
     Other receivables..............................................................................       24,734
     Prepaid expenses...............................................................................      297,369
     Refundable income taxes........................................................................       53,105
                                                                                                       ----------
          Total current assets......................................................................    1,191,469
                                                                                                       ----------
Property and equipment, at cost:
     Aircraft fleet.................................................................................    2,535,598
     Machinery and equipment........................................................................      196,557
     Office equipment...............................................................................       28,196
                                                                                                       ----------
          Total property and equipment..............................................................    2,760,351
     Less -- accumulated depreciation...............................................................    1,320,008
                                                                                                       ----------
          Property and equipment, net...............................................................    1,440,343
                                                                                                       ----------
Other assets:
     Due from officer...............................................................................      322,422
     Deposits.......................................................................................       12,800
                                                                                                       ----------
          Total other assets........................................................................      335,222
                                                                                                       ----------
               Total assets.........................................................................   $2,967,034
                                                                                                       ----------
                                                                                                       ----------

                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Line of credit.................................................................................   $  374,984
     Accounts payable...............................................................................      997,532
     Current maturities of long-term debt...........................................................      173,954
     Accrued expenses...............................................................................        8,844
     Income taxes payable...........................................................................       14,358
     Due to affiliate...............................................................................       66,601
                                                                                                       ----------
          Total current liabilities.................................................................    1,636,273
Long-term debt, less current maturities.............................................................    1,346,606
                                                                                                       ----------
          Total liabilities.........................................................................    2,982,879
                                                                                                       ----------
Commitments and contingencies:
Stockholder's equity:
     Common stock...................................................................................        2,000
     Retained earnings (deficit)....................................................................      (17,845)
                                                                                                       ----------
          Total stockholder's equity................................................................      (15,845)
                                                                                                       ----------
               Total liabilities and stockholder's equity...........................................   $2,967,034
                                                                                                       ----------
                                                                                                       ----------


                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                                                            1996          1995
                                                                                         ----------    ----------

Air ambulance revenue.................................................................   $7,658,243    $5,875,929
                                                                                         ----------    ----------
Operating expenses
     Flying operations................................................................    4,495,123     3,475,847
     Advertising......................................................................      447,061       663,686
     Repairs and maintenance..........................................................      380,382       374,516
     Depreciation.....................................................................      396,139       339,230
     General and administrative.......................................................    1,538,761     1,099,404
                                                                                         ----------    ----------
          Total operating expenses....................................................    7,257,466     5,952,683
                                                                                         ----------    ----------
Income (loss) from operations.........................................................   $  400,777    $  (76,754)
                                                                                         ----------    ----------
Other income (expense)
     Loss on disposal of property and equipment.......................................     (381,216)      (63,875)
     Bad debt expense -- affiliate....................................................      (18,328)     (189,312)
     Interest income..................................................................        6,510         7,507
     Interest expense.................................................................     (136,148)     (117,719)
     Miscellaneous....................................................................       43,444        30,170
                                                                                         ----------    ----------
          Total other income (expense)................................................     (485,738)     (333,229)
                                                                                         ----------    ----------
Loss before income taxes..............................................................      (84,961)     (409,983)
Income tax benefit....................................................................      (38,747)      (98,065)
                                                                                         ----------    ----------
Net loss..............................................................................      (46,214)     (311,918)
Retained earnings -- beginning of year................................................       28,369       340,287
                                                                                         ----------    ----------
Retained earnings (deficit) -- end of year............................................   $  (17,845)   $   28,369
                                                                                         ----------    ----------
                                                                                         ----------    ----------



                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                             1996         1995
                                                                                           ---------    ---------

Cash flows from operating activities
     Net loss...........................................................................   $ (46,214)   $(311,918)
     Adjustments to reconcile net loss to net cash provided by operations:
          Depreciation..................................................................     396,139      339,230
          Loss on disposal of property and equipment....................................     381,216       63,875
          Deferred income taxes.........................................................           0       19,009
          Provision for doubtful accounts...............................................      39,674       30,952
          Bad debt expense -- affiliate.................................................      18,328      189,312
          (Increase) decrease in assets:
               Accounts receivable......................................................      79,821     (186,874)
               Other receivables........................................................     (24,734)           0
               Refundable income taxes..................................................      64,835     (117,940)
               Prepaid expenses.........................................................    (140,130)    (141,017)
               Deposits and other assets................................................     (12,250)      18,908
          Increase (decrease) in liabilities:
               Accounts payable.........................................................     (10,803)     576,487
               Income taxes payable.....................................................      14,358      (78,051)
               Accrued expenses.........................................................    (142,296)      53,678
                                                                                           ---------    ---------
               Net cash provided by operating activities................................     617,944      455,651
                                                                                           ---------    ---------
Cash flows from investing activities
     Purchases of property and equipment................................................    (595,817)    (377,441)
     Net advances to officer............................................................    (308,893)     (18,564)
     Net advances to affiliates.........................................................     (76,377)     (98,008)
                                                                                           ---------    ---------
               Net cash used by investing activities....................................    (981,087)    (494,013)
                                                                                           ---------    ---------
Cash flows from financing activities
     Net borrowings under line of credit................................................         451      339,533
     Proceeds from long-term debt.......................................................     798,074            0
     Repayments of long-term debt.......................................................    (218,277)    (257,456)
                                                                                           ---------    ---------
               Net cash provided by financing activities................................     580,248       82,077
                                                                                           ---------    ---------
Net increase in cash and cash equivalents...............................................     217,105       43,715
Cash and cash equivalents -- beginning of year..........................................      75,192       31,477
                                                                                           ---------    ---------
Cash and cash equivalents -- end of year................................................   $ 292,297    $  75,192
                                                                                           ---------    ---------
                                                                                           ---------    ---------

               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                             1996         1995
                                                                                           ---------    ---------

Income taxes paid.......................................................................   $       0    $  92,862
                                                                                           ---------    ---------
                                                                                           ---------    ---------
Interest paid...........................................................................   $ 136,148    $ 122,914
                                                                                           ---------    ---------
                                                                                           ---------    ---------


NON-CASH INVESTING AND FINANCING ACTIVITIES


     In 1996, the Companies refinanced certain debt associated with their aircraft fleet. This refinancing amounted to $557,775 and has been excluded from the statement of cash flows.

                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



PRINCIPLES OF COMBINATION



     The accompanying financial statements present the combined financial results of Air Response, Inc. ('Response') and Air Response South, Inc. ('Response South') (combined 'the Companies'), which are wholly-owned by a common shareholder. All significant intercompany accounts have been eliminated in combination.



ORGANIZATION AND BUSINESS ACTIVITY



     The Companies provide air ambulance services throughout the United States and coordinate air ambulance services internationally through other carriers. The Companies' aircraft are located in New York and Florida.



USE OF ESTIMATES



     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, income and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.



REVENUE RECOGNITION



     Revenue is recognized when services have been performed and is reported net of contractual allowances.



CASH AND CASH EQUIVALENTS



     The Companies consider all short-term investments having a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 1996.



ACCOUNTS RECEIVABLE -- ALLOWANCE FOR DOUBTFUL ACCOUNTS



     The Companies provide for doubtful accounts receivable using the allowance method based on outstanding accounts at year-end and management's estimation of collectibility of these accounts.



MEDICAL SUPPLIES



     It is the Companies' policy to expense all purchases of medical supplies as incurred as large quantities of these items are generally not held in an inventory for long periods.



PROPERTY AND EQUIPMENT



     Property and equipment is stated at cost. Depreciation is computed using the double-declining balance and straight-line methods over the estimated useful lives of the assets, which range from five to seven years.



     Expenditures for maintenance and repairs which do not extend the useful lives of the assets are charged to income as incurred.



INCOME TAXES



     The Companies account for income taxes under the provisions of the Financial Accountant Standards Board Statement No. 109, 'Accounting for Income Taxes'.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



GOVERNMENTAL REGULATION



     Response is subject to the rules and regulations of the Federal Aviation Administration (FAA) and the New York State Department of Health. Response South is regulated by the State of Florida Department of Health and Rehabilitative Services.



(2) LONG-TERM DEBT



     Long-term debt as of December 31, 1996 consisted of the following:



Note payable to Cessna Finance Corporation -- Payable in monthly installments of $2,728 including interest at prime plus 1.5% (9.75% at December 31, 1996), maturing December
  2000; secured by aviation equipment and equipment installed therein.....................   $  111,564
Note payable to Textron Financial Corporation -- Payable in monthly installments of $6,526 including interest at prime plus 1.5% (9.75% at December 31, 1996), maturing October
  2006. This note is secured by aviation equipment and equipment installed therein and is guaranteed corporately by Response Aviation, Inc. and Response Medical Transport, Inc.
  (affiliated companies), and personally guaranteed by the Companies'
  president/shareholder...................................................................      494,085
Note payable to Cessna Finance Corporation -- Payable in monthly installments of $2,069 including interest at prime plus 2% (10.25% at December 31, 1996), maturing August 1999;
  secured by aviation equipment and equipment installed therein...........................       63,956
Note payable to Cessna Finance Corporation -- Payable in monthly installments of $4,149 including interest at prime plus 1.25% (9.5% at December 31, 1996), maturing September
  2003; secured by aviation equipment and equipment installed therein. This note is
  personally guaranteed by the Companies' president/shareholder...........................      247,114
Note payable to Textron Financial Corporation -- Payable in monthly installments of $5,429 including interest at prime plus 1.5% (9.75% at December 31, 1996), maturing December
  2001. This note is secured by aviation equipment and equipment installed therein and is guaranteed corporately by Response Aviation, Inc. and Response Medical Transport, Inc.
  (affiliated companies), and personally guaranteed by the Companies'
  president/shareholder...................................................................      257,000
Note payable to Proflight Medical Response, Inc. -- Payable in two installments of
  $100,000 plus accrued interest at 10% on May 14, 1998 and 2000..........................      200,000
Note payable to Textron Financial Corporation -- Payable in monthly installments of $3,057 including interest at prime plus 1.5% (9.75% at December 31, 1996), maturing October
  2001. This note is secured by aviation equipment and equipment installed therein and is guaranteed corporately by Response Aviation, Inc. and Response Medical Transport, Inc.
  (affiliated companies), and personally guaranteed by the Companies'
  president/shareholder...................................................................      140,944
Note payable to Central National Bank -- Payable in monthly installments of $385 including interest at prime plus 2% (10.25% at December 31, 1996), maturing February 1998. This note is secured by aviation equipment, real estate owned by the Companies'
  president/shareholder and the personal guarantee of the Companies'
  president/shareholder...................................................................        5,897
                                                                                             ----------
     Total long-term debt.................................................................    1,520,560
     Less current maturities..............................................................      173,954
                                                                                             ----------
     Total long-term debt, less current maturities........................................   $1,346,606
                                                                                             ----------
                                                                                             ----------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



     Based on borrowing rates currently available to the Companies for loans with similar terms and maturities, the fair value of long-term debt approximates the recorded amounts.



     Maturities of long-term debt as of December 31, 1996 are as follows:



                        YEAR ENDING DECEMBER 31,                             PRINCIPAL PAYMENT
-------------------------------------------------------------------------   -------------------

         1997............................................................       $   173,954
         1998............................................................           287,628
         1999............................................................           200,578
         2000............................................................           300,412
         2001............................................................           177,422
         Thereafter......................................................           380,566
                                                                            -------------------
              Total......................................................       $ 1,520,560
                                                                            -------------------
                                                                            -------------------



(3) LINE OF CREDIT/CASH AND CASH EQUIVALENTS-RESTRICTED



     Response has a $375,000 line of credit with Central National Bank, with a balance outstanding of $374,984 as of December 31, 1996. The line is secured by specific accounts receivable as designated at the time of each advance, a cash reserve of 10% of the outstanding borrowings on the line and the personal guarantee of the stockholder. A finance charge of 2.85% of the receivables is charged by the bank and deducted from the loan proceeds. Repayments are made upon collection of the receivables. In addition, the bank is entitled to a finance charge of 1.5% of the unremitted receivables outstanding over thirty days. Total charges incurred by Response for the years ended December 31, 1996 and 1995 pursuant to this facility were approximately $129,000 and $72,000, respectively.



(4) STOCKHOLDER'S EQUITY



     Common stock of the entities consists of the following:



                                                                                     SHARES
                                                                       -----------------------------------
                                                                       AUTHORIZED    ISSUED    OUTSTANDING
                                                                       ----------    ------    -----------

Response:
     Voting common stock; no par value..............................         200        100          100
Response South:
     Non-voting, Series A common stock;
       $.01 par value...............................................     100,000          0            0
     Voting, Series B common stock;
       $.01 par value...............................................     100,000     51,000       51,000

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



(5) INCOME TAXES



     The Companies provide for income taxes using the applicable statutory rates. The components of income taxes for the years ended December 31, 1996 and 1995 are as follows:



                                                                                     1996        1995
                                                                                   --------    --------

Current:
     Current tax expense........................................................   $ 14,358    $    533
     Fuel tax credit............................................................    (53,105)    (85,020)
     Benefit from net operating loss carryback..................................          0     (32,587)
Deferred:
     Deferred tax benefit, net..................................................    (28,246)    (84,340)
     Change in valuation allowance..............................................     28,246     103,349
                                                                                   --------    --------
          Income tax benefit....................................................   $(38,747)   $(98,065)
                                                                                   --------    --------
                                                                                   --------    --------



     The following are the differences between the income tax provision (benefit) and the amount computed by applying the federal statutory income tax rate of 34% to income (loss) before taxes for the years ended December 31, 1996 and 1995:



                                                                                    1996        1995
                                                                                  --------    ---------

Tax (benefit) at U.S. statutory rates..........................................   $(28,887)   $(139,394)
State income taxes (benefit), net of federal tax benefit.......................     (4,554)     (21,975)
Fuel tax credit................................................................    (53,105)     (85,020)
Permanent differences..........................................................     31,692       42,441
Change in valuation allowance..................................................     28,246      103,349
Other..........................................................................    (12,139)       2,534
                                                                                  --------    ---------
     Income tax benefit........................................................   $(38,747)   $ (98,065)
                                                                                  --------    ---------
                                                                                  --------    ---------



     Deferred income taxes at December 31, 1996 are as follows:



Deferred tax assets:
     Non-deductible reserves...............................................................   $  19,597
     Alternative minimum tax credit carryforwards -- Federal...............................      91,205
     Net operating loss carryforwards -- Federal...........................................     133,007
     Net operating loss carryforwards -- State.............................................      54,006
                                                                                              ---------
                                                                                              $ 297,815
          Valuation allowance..............................................................    (168,090)
                                                                                              ---------
          Total deferred tax assets........................................................     129,725
Deferred tax liabilities:
     Accelerated depreciation..............................................................   $(129,725)
                                                                                              ---------
          Net deferred taxes...............................................................   $       0
                                                                                              ---------
                                                                                              ---------



     At December 31, 1996, Response had approximately $91,000 in alternative minimum tax credit carryforwards which may be used to offset future federal income tax.



     At December 31, 1996, Response had net operating loss carryforwards for federal and state purposes of approximately $391,000 and $675,000, respectively. These carryforwards begin to expire in 2009.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



(6) ADVERTISING COSTS



     The Companies incur costs for yellow page advertising in local phone directories. The advertisements remain listed for the life of the directory, generally twelve months. The Companies pay the cost of this advertising prior to publication of the directory and amortize those costs over a twelve month period beginning with the month that the phone directory is distributed to the public.



     At December 31, 1996, $282,727 of advertising was reported as assets and is included as a prepaid expense. Advertising expense relating to the directory advertising was $396,587 and $503,096 for the years ended December 31, 1996 and 1995, respectively.



(7) COMMITMENTS AND CONTINGENCIES



     Response is a defendant in a lawsuit with alleged claims approximating $ 100,000 plus unspecified damages which arose from a transaction in 1991 related to the purchase of an aircraft. Management believes the suit is completely without merit and will continue to vigorously defend its position.



(8) RELATED PARTY TRANSACTIONS



     Response purchases both fuel and oil from Response Aviation, Inc. ('Aviation'), a company wholly-owned by the Companies' shareholder. The total amount of purchases for the years ended December 31, 1996 and 1995 approximated $172,000 and $154,000, respectively. Due to the common ownership between Response and Aviation, the prices for fuel and oil charged by Aviation to Response may not be indicative of the prices that Response may be able to obtain if common ownership did not exist.



     Response advanced approximately $200,000 to Aviation in the form of notes receivable and working capital advances. These balances were deemed uncollectible and written-off to expense as a bad debt in 1996 and 1995.



     The Companies have a receivable due from an officer, the sole shareholder of the Companies, amounting to $322,422 at December 31, 1996. This amount is due on demand and is non-interest bearing. It is not the Companies' intent to collect these balances within the next fiscal year.



     Response owes Response Medical Transport, Inc. ('Medical') $66,601 at December 31, 1996. This amount represents net advances to Response for working capital purposes. No interest is charged on these outstanding balances.



     Response leases hangar space from Aviation at Fulton County New York Airport. Related rental expense for the years ended December 31, 1996 and 1995 was $18,000 and $18,000, respectively.



     Certain of Response's expenses are paid by Medical and allocated back to Response. These charges, including office salaries and benefits, and rent and utilities at the Nelliston, New York office, were approximately $66,000 and $118,000 for the years ended December 31, 1996 and 1995, respectively.



(9) EMPLOYEE BENEFIT PLANS



     Response and Response South both have voluntary defined contribution savings plans covering all of their employees who have met certain age and length of service requirements. The plan qualifies under Section 401(k) of the Internal Revenue Code. The Companies may provide discretionary matching contributions each year. Matching contributions totaled $6,357 and $7,367 for the years ended December 31, 1996 and 1995, respectively.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



(10) OPERATING LEASE



     Response leases a 1972 Learjet which requires monthly payments of $8,798 through July 2003. Minimum lease payments under this agreement are as follows:



                                 FOR THE YEAR                                       MINIMUM
                             ENDING DECEMBER 31,                                 LEASE PAYMENT
------------------------------------------------------------------------------   -------------

       1997...................................................................     $ 105,576
       1998...................................................................       105,576
       1999...................................................................       105,576
       2000...................................................................       105,576
       2001...................................................................       105,576
       Thereafter.............................................................       167,162
                                                                                 -------------
                                                                                   $ 695,042
                                                                                 -------------
                                                                                 -------------



(11) SUBSEQUENT EVENT



     In May 1997, the Companies and the Companies' shareholder entered into an Amended Agreement and Plan of Reorganization with Proflight Medical Response, Inc. (Proflight), an unaffiliated entity, whereby Proflight agreed to acquire all of the outstanding capital stock of the Companies. This acquisition is contingent upon the success of the initial public offering of Proflight's securities.

                   AIR RESPONSE AND AIR RESPONSE SOUTH, INC.
                          CONSOLIDATED BALANCE SHEETS





                                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                                          1997             1996
                                                                                      -------------    ------------
                                                                                       (UNAUDITED)

                                      ASSETS
Current Assets
     Cash and cash equivalents.....................................................    $   197,297      $  254,799
     Cash and cash equivalents -- restricted.......................................         41,670          37,498
     Accounts receivable, trade....................................................        955,034         570,624
          Less allowance for doubtful accounts.....................................        (48,339)        (46,660)
                                                                                      -------------    ------------
                                                                                         1,145,662         816,261
Other current assets...............................................................        268,016         375,208
                                                                                      -------------    ------------
          Total current assets.....................................................      1,413,678       1,191,469
Property and equipment -- at cost
     Aircraft inventory............................................................      2,738,524       2,535,598
     Office, medical and shop equipment............................................        240,881         224,753
                                                                                      -------------    ------------
                                                                                         2,979,405       2,760,351
     Less accumulated depreciation and amortization................................     (1,635,353)     (1,320,008)
                                                                                      -------------    ------------
                                                                                         1,344,052       1,440,343

Other Assets:
     Note due from officer.........................................................        447,278         322,422
     Investment in common stock....................................................        180,000
     Other.........................................................................         12,800          12,800
                                                                                      -------------    ------------
                                                                                           640,078         335,222
                                                                                      -------------    ------------
          Total assets.............................................................    $ 3,397,808      $2,967,034
                                                                                      -------------    ------------
                                                                                      -------------    ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
     Accounts payable -- trade.....................................................    $ 1,583,746      $  997,532
     Current portion, notes payable................................................        300,000         173,954
     Line of credit................................................................        367,726         374,984
     Accrued liabilities...........................................................          6,016          23,202
     Due to affiliate..............................................................                         66,601
                                                                                      -------------    ------------
          Total current liabilities................................................      2,257,488       1,636,273
     Notes payable, less current portion...........................................      1,234,453       1,346,606
                                                                                      -------------    ------------
          Total liabilities........................................................      3,491,941       2,982,879
                                                                                      -------------    ------------
Stockholders' equity (deficit)
     Common stock -- Air Response South authorized 100,000 shares of non-voting
      $0.01 par value; issued and outstanding 0 and authorized 100,000 shares of voting at $0.01 par value; issued and outstanding 51,000 shares Air Response;
      authorized 200 shares of voting, no par value, issued and outstanding 100
      shares.......................................................................          2,000           2,000
     Retained earnings (deficit)...................................................        (96,133)        (17,845)
                                                                                      -------------    ------------
          Total stockholder equity (deficit).......................................        (94,133)        (15,845)
                                                                                      -------------    ------------
               Total liabilities and stockholders' equity..........................    $ 3,397,808      $2,967,034
                                                                                      -------------    ------------
                                                                                      -------------    ------------

                   AIR RESPONSE AND AIR RESPONSE SOUTH, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                               THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                 SEPTEMBER 30,               SEPTEMBER 30,
                                                            ------------------------    ------------------------
                                                               1997          1996          1997          1996
                                                            ----------    ----------    ----------    ----------

Operating revenue........................................   $2,588,780    $2,056,771    $6,537,380    $5,908,145
Flying operations........................................    1,520,339     1,176,743     3,768,966     3,416,011
Maintenance..............................................      260,700       121,150       562,308       428,032
Promotion and sales......................................      135,568        94,579       372,560       435,207
General and administration...............................      536,647       425,025     1,491,410     1,043,196
Depreciation and amortization............................       97,268        90,900       297,650       277,339
                                                            ----------    ----------    ----------    ----------
          Total operating expense........................    2,550,522     1,908,397     6,492,894     5,599,785
                                                            ----------    ----------    ----------    ----------
Operating income.........................................       38,258       148,374        44,486       308,360
Other (income) expense
     Interest expense....................................       45,391        23,382       108,197        69,355
     Other...............................................       --           117,333         8,704       240,302
                                                            ----------    ----------    ----------    ----------
          Total non-operating expense....................       45,391       140,715       116,901       309,657
     Income (loss) before taxes..........................       (7,133)        7,659       (72,415)       (1,297)
     Income taxes (benefit)..............................                     --             5,874       (49,309)
          Net earnings (loss)............................   $   (7,133)   $    7,659    $  (78,289)       48,012
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Net earnings (loss) per share............................    $(0.14)        $0.15        $(1.54)        $0.94
                                                             -------        -----        -------        -----
                                                             -------        -----        -------        -----
Weighted average number of shares outstanding............       51,000        51,000        51,000        51,000
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------

                   AIR RESPONSE AND AIR RESPONSE SOUTH, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                                 ----------------------
                                                                                   1997         1996
                                                                                 ---------    ---------

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
     Net earnings.............................................................   $ (78,289)   $  48,012
     Adjustment to reconcile net earnings (loss) to net cash provided by operating activities
          Depreciation and amortization.......................................     315,345      277,339
          (Increase) decrease in accounts receivable..........................    (357,997)     125,155
          (Increase) decrease in other current assets.........................     (97,542)      86,353
          Due to/from affiliate...............................................     (66,601)     (39,429)
          Increase (decrease) in accounts payable.............................     586,214     (119,612)
          (Increase) in accrued liabilities...................................     (17,185)     (82,612)
                                                                                 ---------    ---------
     Net cash provided by operating activities................................     283,945      295,206
Cash flows from investing activities (acquisition) of property and
  equipment...................................................................    (219,054)    (235,824)
                                                                                 ---------    ---------
     Net cash flows from investing activities.................................    (219,054)    (235,824)
Cash flows from financing activities:
     (Increase) in officers receivables.......................................    (124,856)     (48,817)
     (Decrease) in line of credit.............................................      (7,258)     (11,997)
     Principal (payments) increase on long-term debt..........................      13,893      (56,768)
                                                                                 ---------    ---------
          Net cash (used) provided by financing activities....................    (118,221)    (117,582)
          Net (decrease) in cash and cash equivalents.........................     (53,330)     (58,200)
Cash and cash equivalents, beginning of period................................     292,297       75,192
                                                                                 ---------    ---------
Cash and cash equivalents, end of period......................................   $ 238,967    $  16,992
                                                                                 ---------    ---------
                                                                                 ---------    ---------

                    AIR RESPONSE AND AIR RESPONSE SOUTH INC
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 -- SUMMARY OF ACCOUNTING POLICIES



     The accompanying unaudited condensed combined financial statements of Air Response and Air Response South (collectively, the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements.



     The accompanying unaudited condensed combined financial statements and disclosures reflect all adjustments which, in the opinion of the management, are necessary for fair presentation of the results of operations, financial position, and cash flow of the Company. The results of operations for the periods indicated are not necessarily indicative of the results for the full year.



NOTE 2



     The company owns the following aircraft:



                                                                                       AMOUNT
                                                            DATE OF     PURCHASE        OWED
                    TYPE OF AIRCRAFT                        PURCHASE     PRICE      AS OF 9/30/97
---------------------------------------------------------   --------    --------    -------------
Lear 24..................................................     10/90     $477,860      $ 225,873
Lear 25..................................................      5/94      629,964        468,223
Navajo...................................................      6/93      136,500         48,392
Cessna 340...............................................     10/92      129,000        123,210
Cessna 421...............................................      9/94      160,065         94,022
MU2......................................................      6/91      243,919        224,734



NOTE 3



     The Company has notes to the following lenders on each of its aircraft:



                                                                AMOUNT                           MO.
                AIRCRAFT                        LENDER         FINANCED         (APR)%         PAYMENT
----------------------------------------  ------------------   --------   ------------------   -------
Lear 24.................................  Textron              $257,000   Prime + 1.5%         $5,429
Lear 25.................................  Textron               500,000   Prime + 1.5%          6,526
Navajo..................................  Cessna Finance        118,000   8.0% APR              2,069
Cessna 340..............................  Textron               145,000   Prime + 1.5%          3,057
Cessna 421..............................  Cessna Finance        150,300   9.25% APR             2,728
MU2.....................................  Cessna Finance        253,850   Prime + 1.5%          4,149



NOTE 4



     The Company has a receivable due from an officer, the sole shareholder of the Companies, amounting to $447,278 on September 30, 1997. This amount is due on demand and is non-interest bearing. It is not the Company's intention to demand payment on this Note within the next fiscal year.



NOTE 5



     The Company has a $375,000 factoring account collateralized by accounts receivable and guaranteed by an officer. Rates are 2.9% per invoice sold plus a 1.5% finance charge of the unremitted receivables outstanding over 30 days. A reserve account of least $35,000 is required to pay invoices that have been factored over 90 days old.



NOTE 6



     In August of 1997 committed to purchase 50% of the stock of Traveler's Emergency Network ('TEN') for $180,000. 'TEN' provides emergency services to travelers directly and through travel agencies. The terms of the purchase are for 18 payments of $10,000 each beginning August 25, 1997.

                       PRO FORMA FINANCIAL STATEMENTS OF
               PROFLIGHT AND AIR RESPONSE AND AIR RESPONSE SOUTH



     The following unaudited pro forma consolidated statement of operations of Proflight and Air Response and Air Response South for the year ended December 31, 1996 and nine months ended September 30, 1997 is presented as if the acquisition had occurred on January 1, 1996. The pro forma consolidated balance sheet assumes the acquisition occurred as of September 30, 1997. The acquisition is to be treated as a purchase transaction.



     The pro forma consolidated financial statements are derived from the respective historical financial statements of Proflight and Air Response and Air Response South. The pro forma balance sheet combines Proflight's September 30, 1997 balance sheet with Air Response and Air Response South's September 30, 1997 balance sheet. The pro forma statement of operations combines Air Response and Air Response South's historical statement of earnings for the twelve months ended December 31, 1996 and nine months ended September 30, 1997 with Proflight's historical statement of operations for the year ended December 31, 1996 and nine months ended September 30, 1997.



     The pro forma data is presented for informational purposes only and may not be indicative of the future results of operations and financial position of the Company or what the results of operations and financial position of the Company would have been had the acquisition occurred immediately prior to the periods indicated.



     Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the statements. These statements should also be read in conjunction with the attached financial statements of Air Response and Air Response South, and notes thereto.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                                     HISTORICAL
                                                          --------------------------------
                                                                         AIR RESPONSE AND       PRO FORMA
                                                          PROFLIGHT     AIR RESPONSE SOUTH    ADJUSTMENTS(C)      PRO FORMA
                                                          ----------    ------------------    --------------     ------------

Net Sales..............................................   $3,906,211        $7,658,243          $ (250,000)(1)   $ 11,314,454
Operating expense
     Flying operations and maintenance.................    3,001,507         4,875,505            (250,000)(1)      7,627,012
     Promotion and sales...............................      255,616           447,061                                702,677
     General and administrative........................      650,036         1,538,761                              2,188,797
     Depreciation and amortization.....................      377,930           396,139             261,000(2)       1,035,069
                                                          ----------    ------------------    --------------     ------------
          Total operating expense......................    4,285,089         7,257,466              11,000         11,553,555
          Operating income (loss)......................     (378,878)          400,777                               (239,101)
Nonoperating expenses (income)
     Interest expense..................................      287,188           136,148              71,331(3)         494,667
     Other expense and (income)........................          (34)          349,590             --                 349,556
                                                          ----------    ------------------    --------------     ------------
                                                             287,154           485,738                                844,223
Income tax (benefit)...................................                        (38,747)                               (38,747)
                                                          ----------    ------------------    --------------     ------------
Net income (loss)......................................   $ (666,032)       $  (46,214)         $ (332,331)      $ (1,044,577)
                                                          ----------    ------------------    --------------     ------------
                                                          ----------    ------------------    --------------     ------------
Per share data
     Net income (loss).................................                                                             (0.33)
                                                                                                                    ------
                                                                                                                    ------
     Average shares....................................                                                             3,171,857
                                                                                                                    ---------
                                                                                                                    ---------


------------


(C) The adjustments to the historical statements of operations reflect the following:



     (1) Elimination of 1996 intercompany sales.



     (2) Recognition of $161,000 of goodwill amortization and an additional $100,000 in aircraft depreciation expense.



     (3) Recognition of interest expense on new debt with Air Response shareholder.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)


                                                      HISTORICAL
                                             ----------------------------
                                                            AIR RESPONSE
                                                              AND AIR          PRO FORMA
                                             PROFLIGHT     RESPONSE SOUTH    AJUSTMENT(A)         PRO FORMA        PRO FORMA(B)
                                             ----------    --------------    -------------       -----------       ------------

Current Assets
    Cash and cash equivalents.............   $   59,370      $  197,297       $(1,000,000)(1)    $  (743,333)       $4,006,000(1)
                                                                                                                      (603,000)(2)
    Restricted cash.......................                       41,670                               41,670
    Accounts receivable...................      529,767         906,695          (320,230)(3)      1,116,232
    Other current assets..................        8,707         268,016          (475,000)(4)       (198,277)
                                             ----------    --------------    -------------       -----------       ------------
        Total current assets..............      597,844       1,413,678        (1,795,230)           216,292         3,403,000
                                             ----------    --------------    -------------       -----------       ------------
Fixed Assets
    Aircraft, property and equipment at
      cost................................    3,324,013       2,979,405         1,117,868(2)       7,421,286
    Less accumlated depreciation and
      amortization........................     (548,030)      1,635,353                           (2,183,383)
Other assets..............................      341,489         640,078          (200,000)(3)        781,567
Goodwill..................................                                      3,333,604(1)       3,333,604
                                             ----------    --------------    -------------       -----------       ------------
        Total assets......................   $3,715,316      $3,397,808       $ 2,456,242        $ 9,569,366        $3,403,000
                                             ----------    --------------    -------------       -----------       ------------
                                             ----------    --------------    -------------       -----------       ------------
Current Liabilities
    Accounts payable......................      699,321       1,583,746          (320,230)(3)      1,952,837
    Current portion of notes..............      766,668         667,725          (200,000)(3)      1,234,393          (603,000)(2)
                                                                                                     --
    Accrued liabilities...................       85,988           6,017                               92,005
                                             ----------    --------------    -------------       -----------       ------------
        Total current liabilities.........    1,551,977       2,257,488          (520,230)         3,289,235          (603,000)
Long term debt............................    2,385,080       1,234,453           857,339(1)       4,476,872           --
                                             ----------    --------------    -------------       -----------       ------------
        Total liabilities.................    3,937,057       3,491,941           337,109          7,766,107          (603,000)
                                             ----------    --------------    -------------       -----------       ------------
Stockholders' Equity
    Common Stock, par value .001 for
      Proflight and $10.00 for Air
      Response and Air Response South.....
    Proflight has 2,665,607 shares issued
      and outstanding. Air Response has
      100 shares and AR South has 51,000
      shares..............................        2,666           2,000            (1,494)(1)          3,172             1,210(1)
    Additional paid-in capital,
      (deficit)...........................       30,711         --              2,024,494(1)(4)    2,055,205         4,918,790(1)
    Retained Earnings (deficit)...........     (255,118)        (96,133)         96,133(1)          (255,118)         (914,000)(1)
                                             ----------    --------------    -------------       -----------       ------------
        Total Stockholders' Equity........     (221,741)        (94,133)        2,119,133          1,803,259         4,006,000
                                             ----------    --------------    -------------       -----------       ------------
                                             $3,715,316      $3,397,808       $ 2,456,242        $ 9,569,366        $3,403,000
                                             ----------    --------------    -------------       -----------       ------------
                                             ----------    --------------    -------------       -----------       ------------


                                            AJUSTED PRO
                                               FORMA
                                            -----------
Current Assets
    Cash and cash equivalents.............  $ 3,262,667

    Restricted cash.......................       41,670
    Accounts receivable...................    1,116,232
    Other current assets..................     (198,277)
                                            -----------
        Total current assets..............    3,619,292
                                            -----------
Fixed Assets
    Aircraft, property and equipment at
      cost................................    7,421,286
    Less accumlated depreciation and
      amortization........................   (2,183,383)
Other assets..............................      781,567
Goodwill..................................    3,333,604
                                            -----------
        Total assets......................  $12,972,366
                                            -----------
                                            -----------
Current Liabilities
    Accounts payable......................    1,962,837
    Current portion of notes..............      631,393

    Accrued liabilities...................       92,005
                                            -----------
        Total current liabilities.........    2,686,235
Long term debt............................    4,476,872
                                            -----------
        Total liabilities.................    7,163,107
                                            -----------
Stockholders' Equity
    Common Stock, par value .001 for
      Proflight and $10.00 for Air
      Response and Air Response South.....
    Proflight has 2,665,607 shares issued
      and outstanding. Air Response has
      100 shares and AR South has 51,000
      shares..............................        4,382
    Additional paid-in capital,
      (deficit)...........................    6,059,995
    Retained Earnings (deficit)...........     (255,118)
                                            -----------
        Total Stockholders' Equity........    5,809,259
                                            -----------
                                            $12,972,366
                                            -----------
                                            -----------



------------



(A) The pro forma adjustments to the historical balance sheets using purchase acquisition accounting reflect the acquisition of Air Response and Air Response South (Air Response) by Proflight. The adjustments reflect the following:



     (1) Estimated purchase price of $4,500,000, comprised of $1,000,000 in cash payable on the closing of an initial public offering, a noninterest-bearing note payable of $1,000,000 due in two years from the IPO closing date (discounted), and shares of stock equal to $2,500,000, less debt to the Company of $475,000, based upon the initial public offering price issued within two years from closing of the offering. The adjustments reflect the allocation of that purchase price to the net assets acquired. Goodwill is being amortized over 20 years using the straight-line method.



     (2) A $1,117,868 adjustment in the basis of aircraft and medical equipment acquired to fair market value.



     (3) Elimination of intercompany receivables/payables of $320,230 and $200,000.

                         RECONCILIATION OF ACQUISITION



Consideration paid..............................................................   $4,500,000
Less discount on note...........................................................     (142,661)
                                                                                   ----------
     Net consideration..........................................................   $4,357,339
                                                                                   ----------
                                                                                   ----------
Net assets acquired.............................................................   $  (94,133)
Adjustment of aircraft basis to FMV.............................................    1,117,868
Goodwill........................................................................    3,333,604
                                                                                   ----------
                                                                                   $4,357,339
                                                                                   ----------
                                                                                   ----------



     (4) To adjust number of shares paid for acquisition to reflect the elimination of loan to officer.



(B) The adjustments to pro forma represent:



     (1) The offering of 1,200,000 shares of common stock and 1,200,000 redeemable common stock purchase warrants and 10,000 shares of common stock given to an officer as a bonus. The initial public offering prices of common stock and warrants are $4.00 and $.10, respectively. The proceeds are recognized net of underwriter discounts and costs of 639,000 and attorney fees, printing costs, consulting fees, and miscellaneous closing costs totalling 275,000.



     (2) Payment of debt with proceeds from offering.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)



                                                         HISTORICAL
                                              --------------------------------
                                                               AIR RESPONSE
                                                                   AND              PRO FORMA
                                              PROFLIGHT     AIR RESPONSE SOUTH    ADJUSTMENTS(C)       PRO FORMA
                                              ----------    ------------------    --------------      -----------

Income.....................................   $3,749,190        $6,537,380          $ (857,810)(1)    $ 9,428,760
Operating expense
     Flying operations.....................    2,287,675         3,768,966          $ (857,810)(1)      5,198,831
     Maintenance...........................      660,408           562,308                              1,222,716
     Promotion and sales...................       85,305           372,560                                457,865
     General and administrative............      946,683         1,491,410                              2,438,093
     Depreciation and amortization.........      222,748           297,650           195,750(2)           716,148
                                              ----------    ------------------    --------------      -----------
          Total operating expense..........    4,202,819         6,492,894            (662,060)        10,033,653
          Operating income (loss)..........     (453,629)           44,486            (195,750)          (604,893)
Nonoperating expenses (income)
     Sale of aircraft......................     (536,642)                                                (536,642)
     Interest expense......................      227,126           108,197              53,499(3)         388,822
     Other expense and (income)............                          8,704                                  8,704
                                              ----------    ------------------    --------------      -----------
                                                (309,516)          116,901              53,499           (139,116)
Income tax.................................                          5,874
                                              ----------    ------------------    --------------      -----------
Net income (loss)..........................   $ (144,113)       $  (78,289)         $ (249,249)       $  (471,651)
                                              ----------    ------------------    --------------      -----------
                                              ----------    ------------------    --------------      -----------
Per share data
     Net income............................                                                             $(0.15)
                                                                                                        -------
                                                                                                        -------
     Average shares........................                                                             3,171,857



------------



(C) The adjustments to the historical statements of operations reflect the following:



    (1) Elimination of 1997 intercompany sales.



    (2) Recognition of $120,750 of goodwill amortization and an additional $75,000 in depreciation expense, due to revaluation of aircraft assets.



    (3) Recognition of interest expense on new debt with Air Response shareholder.

_____________________________                      _____________________________

     NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               -----

Prospectus Summary..........................................................................................................       3
Risk Factors................................................................................................................       9
Use of Proceeds.............................................................................................................      15
Dividend Policy.............................................................................................................      16
Capitalization..............................................................................................................      17
Dilution....................................................................................................................      18
Selected Financial Data.....................................................................................................      19
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................      21
Business....................................................................................................................      27
Management..................................................................................................................      33
Principal Shareholders......................................................................................................      37
Certain Transaction.........................................................................................................      37
Description of Securities...................................................................................................      40
Shares Eligible For Future Sale.............................................................................................      42
Underwriting................................................................................................................      42
Legal Matters...............................................................................................................      45
Experts.....................................................................................................................      45
Additional Information......................................................................................................      45
Index to Financial Statements...............................................................................................     F-1


                            ------------------------

     UNTIL                , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROFLIGHT MEDICAL
                                 RESPONSE, INC.


                              1,200,000 SHARES OF
                                  COMMON STOCK
                     AND 1,200,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS



                           --------------------------
                                   PROSPECTUS
                           --------------------------



                            FIRST LIBERTY INVESTMENT
                                  GROUP, INC.


                                            , 1997

_____________________________                      _____________________________

                                    PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding, if the person acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Each Indemnification Agreement also will require that the Company Indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of (i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by the Company (also referred to herein as the Registrant) in connection with the issuance and distribution of the shares of Common Stock pursuant to the Offering (other than underwriting discounts and commissions).


SEC registration fee.......................................................................   $1,186.36
NASD filing fee............................................................................   $   *
Nasdaq SmallCap Market'sm'.................................................................   $   *
Legal fees and expenses....................................................................   $   *
Accounting fees............................................................................   $   *
Blue Sky fees and expenses.................................................................   $   *
Printing and engraving expenses............................................................   $   *
Underwriter's non-accountable expense allowance............................................   $ 117,450
Underwriter's consulting fee...............................................................   $ 120,000
Miscellaneous..............................................................................   $   *
                                                                                              ---------

Total fees and expenses....................................................................   $   *
                                                                                              ---------
                                                                                              ---------


------------

* To be completed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.


     In January 1996, Steven B. Myers, a Director of the Company, purchased 231,214 shares of Common Stock from the Company for $100,000. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. In September 1997, Mr. Myers agreed to return 115,569 shares of Common Stock to the Company in exchange for an amendment to his employment agreement which provides for the issue of 230,000 shares if the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the two years following the effective date of the Registration Statement.



     In January 1996, the Company issued Steven A. Cantor, 1,475,000 shares of Common Stock valued at $50,000. Mr. Cantor has provided investment banking services to the Company. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In November 1996, the Company issued 5,000 shares of Common Stock to Loselle Greenwalt valued at $250. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In November 1996, the Company issued 20,000 shares of Common Stock to Tom Cox valued at $1,000. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In November 1996, the Company issued 25,000 shares of Common Stock to Brett Abrams valued at $1,250. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In January 1997, the Company issued Arthur G. Rosenberg, a director of the Company an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $1.00 per share as an incentive to become a director of the Corporation. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In March 1997, the Company issued Tom Cox an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $4.00 per share in consideration for Mr. Cox extending the due date of certain notes. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 506,250 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering, to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $2,000,000 of which $1,000,000 is payable upon closing of the Offering with the balance due two years from such date.



     In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 218,954 shares of Common Stock to the Company in exchange for options to purchase 437,908 shares of Common Stock at an exercise price of $4.00 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares be retired and the Company in consideration for returning these shares issued the individual warrants. These shares were exchanged by reason of an exemption from registration afforded by the provisions of Section 4(1) and 4(2). In September of 1997, Mr. Burkhardt agreed to return 168,329 shares of Common Stock to the Company in exchange for an amendment to his employment agreement which provides for the issue of 336,658 shares to Mr. Burkhardt, over the next 3-4 years, if the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the two years following the effective date of the Registration Statement.



     In May 1997, Charles W. Bartholomew agreed to return 130,719 shares of Common Stock to the Company in exchange for options to purchase 261,438 shares of Common Stock at an exercise price of $4.00 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares be returned to treasury and the Company in consideration for returning these shares issued the individual warrants. These shares were exchanged by reason of an exemption from registration afforded by the provisions of Sections 4(1) and 4(2). In September of 1997, Mr. Bartholomew agreed to return 100,495 shares of Common Stock to the Company and retired in exchange for the Company's agreement to issue of 200,990 shares to Mr. Bartholomew, over the next 3-4 years, if the Company achieves minimum pre-tax profits of $1 million, before depreciation and amortization, in either of the two years following the effective date of the Registration Statement.



     In May 1997, Steven B. Myers agreed to return 150,327 shares of Common Stock to the Company in exchange for options to purchase 300,654 shares of Common Stock at an exercise price of $4.00 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering and required these shares be retired. In consideration for returning these shares issued the individual warrants. In September of 1997, Mr. Myers agreed to return 115,569 shares of Common Stock in exchange for the Company's agreement to issue 231,138 shares to Mr. Myers, over the next 3-4 years, if the Company achieves minimum pre-tax profits of $1 million before depreciation and amortization, in either of the two years following the effective date of the Registration Statement. These shares were exchanged by reason of an exemption from registration afforded by the provisions of Sections 4(1) and 4(2).



     The Company has agreed to sell to the Underwriter for $10, upon consummation of this Offering, the Underwriter's Option exercisable to purchase up to 120,000 shares of Common Stock and 120,000 Warrants at an exercise price of $4.80 per share.


     The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act.

     In October 1996, the Company completed a private placement issuing 70 Units of the Company's securities ('Units'), each Unit consisting of a $5,000 principal amount 10% promissory note and 10,000 shares of the Company's Common Stock. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.



                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------

Alphanet Communications Corp....................................................     20,000      10/31/96
Barbara Banach and Sally Miglio.................................................     10,000      10/31/96
Cindy Bermingham custodian for Maverick Bermingham..............................      5,000      10/31/96
Brite Lite Industries, Inc......................................................     30,000      10/31/96
Annette Cantor..................................................................    325,000      10/31/96
Charlene Cantor.................................................................      5,000      10/31/96
Rosemary D'Amato................................................................      5,000      10/31/96
Tiffany D'Amato.................................................................      5,000      10/31/96
Merchant Investors Management Limited...........................................     30,000      10/31/96
Dolores Miller..................................................................     30,000      10/31/96
Corey Morrison..................................................................     20,000      10/31/96
Sherry Cantor Morrison..........................................................      5,000      10/31/96
Josephine Pace..................................................................     20,000      10/31/96
Gregory Pollack.................................................................      5,000      10/31/96
Sean Reid.......................................................................      5,000      10/31/96
River Rock Equities, Inc. ......................................................    150,000      10/31/96
RII Partners, Inc...............................................................     30,000      10/31/96



     In January 1997, the Company issued 300,000 additional shares of Common Stock and $150,000, 10% promissory note. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.



                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------

Morbury Corporation.............................................................    160,000      01/13/97
Valinvest Corp..................................................................    140,000      01/10/97



     In March 1997, the Company issued 25,000 additional shares of Common Stock and $125,000, 10% promissory note. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.



                                                                      NUMBER OF    PROMISSORY
NAME                                                                   SHARES         NOTE         DATE
-------------------------------------------------------------------   ---------    ----------    ---------

Barry and Elizabeth Mevorach JTWROS................................      2,500      $ 12,500      03/31/97
Raymond G. Hancock.................................................      2,500      $ 12,500      03/31/97
Barbara Banach.....................................................     17,500      $ 87,500      03/31/97
North Shore Financial Money Purchase Plan DLJSC-FBO
  Richard Banach...................................................      2,500      $ 12,500      03/31/97

ITEM 27. EXHIBITS


** 1.1    -- Form of Underwriting Agreement.
** 1.2    -- Master Agreement Among underwriters.
 * 2.1    -- Amended Agreement and Plan of Reorganization, dated April 8, 1997, by and among, Proflight, Louis R.
             Capece, Jr. And Air Response, Inc.
 * 2.2    -- Amended Stock Purchase Agreement, dated April 8, 1997, by and among, Proflight, Louis R. Capece, Jr.
             And Air Response South, Inc.
   3.1    -- Amended and Restated Articles of Incorporation.
   3.2    -- Bylaws.
** 4.1    -- Form of Certificate for Shares of Common Stock.
** 4.2    -- Form of Underwriter's Warrant.
   5.1    -- Opinion and Consent of Loselle Greenawalt Kaplan Blair & Adler.
  10.1    -- Lease Agreement dated February 27, 1997, between the Company and Airplaza Co., Inc.
  10.2    -- Air Ambulance Transport Services Agreement dated February 9, 1996, by and between the Company and Aetna
             Health Management, Inc.
  10.3    -- Promissory Note and Accommodation Agreement dated March 17, 1995, between the Company and Lear Three,
             L.L.C.
**10.4    -- First Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
  10.5    -- Promissory Note dated May 20, 1996, between the Company and Lear Three, L.L.C.
**10.6    -- Second Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
  10.7    -- Promissory Note date May 31, 1996, between the Company and Textron Financial Corporation.
  10.8    -- Security Agreement dated May 31, 1996, between the Company and Textron Financial Corporation.
  10.9    -- Promissory Note dated October 8, 1996, between the Company and Textron Financial Corporation.
  10.10   -- Aircraft Lease Agreement dated November 15, 1996, between the Company and Superior Transport Service,
             Inc.
  10.11   -- Promissory Note dated November 13, 1996, between the Company and Norwest Equipment Finance, Inc.
  10.12   -- Agreement Under Standards dated October 13, 1994, between the Company and the Arapahoe County Public
             Airport Authority.
**10.13   -- Amended Employment Agreement dated May 1997, by and between the Company and Donald Jones.
  10.14   -- Employment Agreement dated March 1997, by and between the Company and Kevin L. Burkhardt.
  10.15   -- Employment Agreement dated March 1997, by and between the Company and David Cohen.
  10.16   -- Employment Agreement dated March 1997, by and between the Company and Jane S. Burkhardt.
  10.17   -- Consulting Agreement dated April 1997, by and between the Company and Louis R. Capece, Jr.
  10.18   -- Agreement dated April 30, 1995, between Air Response, Inc. and Central National Bank Canajoharie.
  10.19   -- Note and Security Agreement dated February 24, 1993, between Air Response, Inc. and Cessna Finance
             Corporation.
  10.20   -- Aircraft Lease Agreement dated June 27, 1996, between Air Response, Inc. and U.S. Bancorp Leasing &
             Financial.
  10.21   -- Promissory Note dated September 20, 1996, between Air Response, Inc. and Cessna Finance Corporation.
  10.22   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
  10.23   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
**10.24   -- Insurance Policy between the Company and Nationair Insurance Agency.
 *10.25   -- Stock Option Plan


                                                  (table continued on next page)

(table continued from previous page)


 *10.26   -- Escrow Agreement
**10.27   -- Employment Agreement dated                   , 1997 by and between the Company and Steven B. Myers.
 *23.1    -- Consent of Grant Thornton LLP
  23.2    -- Consent of Loselle Greenawalt Kaplan Blair & Adler (included Exhibit 5.1).
 *23.3    -- Consents of Staff Maikels and Ciampino, P.C.
  23.4    -- Consents of Kaufman Rossin & Co., P.C.
  24.1    -- Power of Attorney.


------------




 * Filed herewith



** To be filed by amendment.


ITEM 28. UNDERTAKINGS

     (a) The Registrant will,

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 8th day of December, 1997.


                                          PROFLIGHT MEDICAL RESPONSE, INC.


                                          By:       /S/ KEVIN L. BURKHARDT
                                             ...................................
                                               KEVIN L. BURKHARDT, PRESIDENT


     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement was signed by the following persons in the capacities indicated on the dates stated:



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ KEVIN L. BURKHARDT            Chief Executive Officer, President, Director    December 8, 1997
 .........................................
           (KEVIN L. BURKHARDT)

          /s/ JANE S. BURKHARDT             Secretary, Director                             December 8, 1997
 .........................................
           (JANE S. BURKHARDT)

             /s/ DAVID COHEN                Chief Financial Officer, Treasurer, Chief       December 8, 1997
 .........................................    Accounting Officer
              (DAVID COHEN)

                    *                       Director                                        December 8, 1997
 .........................................
          (ARTHUR G. ROSENBERG)

                    *                       Director                                        December 8, 1997
 .........................................
         (CHARLES W. BARTHOLOMEW)

                    *                       Director                                        December 8, 1997
 .........................................
            (STEVEN B. MYERS)

      *By:   /S/ KEVIN L. BURKHARDT
 .........................................
            KEVIN L. BURKHARDT
             ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Kevin L. Burkhardt and David Cohen, or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ KEVIN L. BURKHARDT            Chief Executive Officer, President, Director      May 15, 1997
 .........................................
           (KEVIN L. BURKHARDT)

          /s/ JANE S. BURKHARDT             Secretary, Director                               May 15, 1997
 .........................................
           (JANE S. BURKHARDT)

             /s/ DAVID COHEN                Chief Financial Officer, Treasurer, Chief         May 15, 1997
 .........................................    Accounting Officer
              (DAVID COHEN)

         /s/ ARTHUR G. ROSENBERG            Director                                          May 15, 1997
 .........................................
          (ARTHUR G. ROSENBERG)

        /s/ CHARLES W. BARTHOLOMEW          Director                                          May 15, 1997
 .........................................
         (CHARLES W. BARTHOLOMEW)

           /s/ STEVEN B. MYERS              Director                                          May 15, 1997
 .........................................
            (STEVEN B. MYERS)

                          STATEMENT OF DIFFERENCES
                          ------------------------

The service mark symbol shall be expressed as.........................  'sm'
The section symbol shall be expressed as..............................  'SS'